                                                FILED PURSUANT TO RULE 424(b)(5)
                                                      REGISTRATION NO. 333-40583
                                                   REGISTRATION NO. 333-40583-01

PROSPECTUS SUPPLEMENT                                                                     [AMERICAN GENERAL LOGO]
(TO PROSPECTUS DATED FEBRUARY 10, 1998)

                         8,000,000 PREFERRED SECURITIES

                           AMERICAN GENERAL CAPITAL I
         7 7/8% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPrS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                          AMERICAN GENERAL CORPORATION
                             ----------------------

                                   THE TRUST:

American General Capital I is a Delaware business trust which will:

- sell preferred securities to the public;

- sell common securities to American General;

- use the proceeds from these sales to buy an equal principal amount of 7 7/8% Junior Subordinated Debentures due 2048 of American General; and

- distribute the cash payments it receives from American General on the debentures to the holders of the preferred securities and the common securities.

                            QUARTERLY DISTRIBUTIONS:

- For each preferred security that you own, you will receive cumulative cash distributions accumulating from September 8, 1999 at an annual rate of 7 7/8% of the liquidation amount of $25 per preferred security, on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999.

- American General may defer interest payments on the debentures at any time, and from time to time, for up to 20 consecutive quarterly periods. If American General does defer interest payments, the Trust will also defer payments of distributions on the preferred securities to you. However, deferred distributions will themselves accumulate distributions at an annual rate of 7 7/8% (to the extent permitted by law).

                              OPTIONAL REDEMPTION:

- The Trust may redeem some or all of the preferred securities at times discussed herein at a redemption price equal to $25 per preferred security plus accumulated distributions, if any.

                               AMERICAN GENERAL:

- American General will effectively guarantee, fully and unconditionally, the payment by the Trust of amounts due on the preferred securities as discussed herein and in the accompanying prospectus.

     We plan to list the preferred securities on the New York Stock Exchange under the symbol "AGCPrA." Trading on the New York Stock Exchange is expected to commence within 30 days after the preferred securities are first issued.

     INVESTING IN THE PREFERRED SECURITIES INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.
                             ----------------------

                                                              PER
                                                           TOPrS(SM)       TOTAL
                                                           ---------       -----
Public offering price(1).................................   $25.00      $200,000,000
Underwriting commission to be paid by American General...   $.7875      $  6,300,000
Proceeds, before expenses, to the Trust..................   $25.00      $200,000,000

          (1) Plus accumulated distributions from September 8, 1999, if settlement occurs after that date.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about September 8, 1999.
                             ----------------------

MERRILL LYNCH & CO.
           MORGAN STANLEY DEAN WITTER
                        PAINEWEBBER INCORPORATED
                                   SALOMON SMITH BARNEY
                                            THE ROBINSON-HUMPHREY COMPANY
                             ----------------------

          The date of this prospectus supplement is September 2, 1999.

(sm)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                       PROSPECTUS SUPPLEMENT
Summary Information -- Q&A..................................     S-3
Risk Factors................................................     S-6
American General Capital I..................................     S-8
Capitalization..............................................    S-10
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred Stock Dividends......    S-11
Use of Proceeds.............................................    S-11
Selected Financial Data of American General.................    S-12
American General Corporation................................    S-14
Description of Securities...................................    S-16
Certain Terms of the Preferred Securities...................    S-16
Certain Terms of the Debentures.............................    S-22
Certain United States Federal Income Tax Consequences.......    S-24
ERISA Considerations........................................    S-28
Underwriting................................................    S-30
Legal Matters...............................................    S-32
Experts.....................................................    S-33

                             PROSPECTUS
Available Information.......................................       2
Incorporation by Reference..................................       3
Information Concerning Foward-Looking Statements............       4
American General Corporation................................       4
The Trusts..................................................       4
Use of Proceeds.............................................       5
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred Stock Dividends......       6
Description of Junior Subordinated Debentures...............       6
Description of Preferred Securities.........................      18
Book-Entry Issuance.........................................      28
Description of Guarantees...................................      30
Relationship among the Preferred Securities, the
  corresponding Junior Subordinated Debentures and the
  Guarantees................................................      33
Description of Common Stock.................................      35
Description of Preferred Stock..............................      38
Plan of Distribution........................................      42
Legal Matters...............................................      43
Experts.....................................................      43

                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement and the accompanying prospectus, respectively. American General's business, financial condition, results of operations and prospects may have changed since such dates.

     The following information concerning American General, the Trust, the preferred securities, the guarantee and the junior subordinated debentures adds to, and should be read in conjunction with, the information contained in the accompanying prospectus. Capitalized terms used in this prospectus supplement have the same meanings as in the accompanying prospectus.

                           SUMMARY INFORMATION -- Q&A

     This prospectus supplement and the accompanying prospectus are referred to collectively as the "Prospectus Documents" and should be read together. This summary highlights selected information from the Prospectus Documents to help you understand the preferred securities. You should carefully read the Prospectus Documents to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page S-6 of this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you.

     For your convenience, we make reference to specific page numbers in this prospectus supplement (pages S-1 through S-32) and the accompanying prospectus (pages 1 through 43) for more detailed information regarding some of the terms and concepts used throughout this prospectus supplement.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of the Trust. The underwriters are offering 8,000,000 preferred securities at a public offering price of $25 for each preferred security. See "Underwriting" beginning on page S-30.

WHO IS THE TRUST?

     American General Capital I, referred to as "the Trust," is a Delaware business trust. The Trust will sell its preferred securities to the public and its common securities to American General. The Trust will use the proceeds from these sales to buy a series of 7 7/8% Junior Subordinated Debentures due 2048 (the "debentures") from American General with the same economic terms as the preferred securities.

     There are five trustees of the Trust. Three of the trustees are employees or officers of American General, referred to as the "administrative trustees." Bankers Trust Company will act as the property trustee of the Trust and Bankers Trust (Delaware) will act as the Delaware trustee, in each case until removed or replaced by the holder of the common securities. For the purposes of compliance with the provisions of the Trust Indenture Act, Bankers Trust Company will also act as indenture trustee under the guarantee.

WHO IS AMERICAN GENERAL?

     American General, with assets of $110 billion and shareholders' equity of $7.6 billion as of June 30, 1999, is the parent company of one of the nation's largest diversified financial services organizations. American General's operating divisions deliver a wide range of retirement services, life insurance, and consumer finance products and services to diverse markets through focused distribution channels.

     American General, headquartered in Houston, was incorporated as a general business corporation in Texas in 1980 and is the successor to American General Insurance Company, an insurance company incorporated in Texas in 1926. The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS ON THE PREFERRED SECURITIES?

     If you purchase the preferred securities, you will be entitled to receive cumulative cash distributions at an annual rate of 7 7/8% of the liquidation amount of $25 per preferred security. Distributions will accumulate from September 8, 1999 and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     American General may, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the debentures has occurred and is continuing. See "Description of Junior Subordinated Debentures -- Debenture Events of Default" beginning on page 13 for a description of the events of default under the debentures. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures (which is September 30, 2048).

     If American General defers interest payments on the debentures, the Trust will also defer its distributions on the preferred securities to you. During this deferral period, distributions will continue to accumulate on the preferred securities at an annual rate of 7 7/8% of the liquidation amount of $25 per preferred security. Also, the deferred distributions will themselves accumulate distributions at an annual rate of 7 7/8% (to the extent permitted by law). Once American General makes all deferred interest payments on the debentures, with accrued interest, it may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

     During any period in which American General defers interest payments on the debentures, American General will not be permitted to (with certain exceptions described under "Description of Junior Subordinated Debentures -- Restrictions on Certain Payments" beginning on page 12):

     - pay a dividend or make any other payment or distribution on its capital stock;

     - redeem, purchase or make a liquidation payment on any of its capital stock; or

     - make a principal, premium or interest payment, or repurchase or redeem, any of its debt securities that rank equal with or junior to the debentures.

     If American General defers interest payments on the debentures, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions. See "Certain United States Federal Income Tax Consequences" beginning on page S-24 and "Risk Factors -- Ability to Defer Distributions Has Tax Consequences For You and May Affect the Trading Price of the Preferred Securities" on page S-7.

WHEN CAN THE TRUST REDEEM THE PREFERRED SECURITIES?

     The Trust will redeem all of the outstanding preferred securities when the debentures are paid either at maturity on September 30, 2048, or upon early redemption.

     American General will pay the debentures at maturity on September 30, 2048 and may redeem the debentures before their maturity at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest to the date of redemption:

     - in whole or in part on one or more occasions any time on or after September 8, 2004; or

     - in whole but not in part before September 8, 2004, if certain changes in tax or investment company law occur or will occur within 90 days (each of which is a "Special Event" more fully described on pages S-17 and S-18).

     If American General redeems any debentures before their maturity, the Trust will use the cash it receives on the redemption of the debentures to redeem, on a pro rata basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed, unless an event of default under the amended and restated declaration of trust of the Trust, referred to as the "trust agreement," or the "declaration," has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities. An event of default with respect to the debentures or the guarantee constitutes an event of default under the trust agreement. See "Description of Junior Subordinated
Debentures -- Debenture Events of Default" beginning on page 13 and "Description of Guarantees -- Events of Default" beginning on page 31 for a description of an event of default in respect of the debentures and the guarantee. The redemption price will be equal to $25 per security plus accumulated distributions, if any.

WHAT IS THE NATURE OF AMERICAN GENERAL'S GUARANTEE OF THE PREFERRED SECURITIES?

     American General will fully and unconditionally guarantee the preferred securities through a combination of:

     - its obligations to make payments on the debentures;

     - its obligations under its guarantee of the preferred securities, referred to as the "guarantee;" and

     - its obligations under the trust agreement and its junior subordinated indenture, referred to as the "indenture."

     If American General does not make a required payment on the debentures, the Trust will not have sufficient funds to make the related payment on the preferred securities. The guarantee does not cover payments on the preferred securities when the Trust does not have sufficient funds to make such payments. American General's obligations under the debentures are junior to its obligations to make payments on its Senior Indebtedness (as such term is defined on page 16), and American General's obligations under the guarantee are junior to its obligations to make payments on its Senior Indebtedness in the same manner as the debentures. See "Risk Factors -- American General's Obligations Under the Debentures and the Guarantee Are Subordinated" on page S-6.

WHEN CAN THE DEBENTURES BE DISTRIBUTED TO YOU?

     American General, as the sponsor of the Trust, has the right to dissolve the Trust at any time. If American General exercises this right to dissolve the Trust, the Trust will be liquidated by distribution of the debentures to holders of the preferred securities and the common securities.

WHAT HAPPENS IF THE TRUST IS DISSOLVED AND THE DEBENTURES ARE NOT DISTRIBUTED?

     The Trust may also be dissolved in circumstances where the debentures will not be distributed to you. In those situations, after satisfaction of creditors of the Trust, if any, the Trust will be obligated to pay in cash the liquidation amount of $25 for each preferred security plus accumulated distributions to the date such payment is made. The Trust will be able to make this liquidation distribution only if the debentures are paid or redeemed by American General.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     We plan to list the preferred securities on the New York Stock Exchange under the symbol "AGCPrA." Trading of the preferred securities on the New York Stock Exchange is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market for the preferred securities will develop or be maintained.

     If the Trust distributes the debentures, American General will use its best efforts to list them on the New York Stock Exchange or any other exchange or other organization on which the preferred securities are then listed.

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

     The preferred securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of, The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that you will not receive a certificate for your preferred securities but, instead, will hold your interest through DTC's book-entry system. The preferred securities will be ready for delivery through DTC on or about September 8, 1999.

                                  RISK FACTORS

     Your investment in the preferred securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in the Prospectus Documents, before deciding whether an investment in the preferred securities is suitable for you.

AMERICAN GENERAL'S OBLIGATIONS UNDER THE DEBENTURES AND THE GUARANTEE ARE SUBORDINATED

     American General's obligations under the debentures are unsecured and will rank junior in priority of payment to American General's Senior Indebtedness. This means that American General may not make any payments of principal (including redemption payments) or interest on the debentures if it defaults on a payment on its Senior Indebtedness. Also, payments on the debentures may be blocked for up to 180 days in the event of certain non-payment defaults by American General on its Senior Indebtedness. For more information on the subordination provisions, see "Description of Junior Subordinated Debentures -- Subordination" beginning on page 15. In the event of the bankruptcy, liquidation or dissolution of American General, its assets would be available to pay obligations under the debentures only after all payments had been made on its Senior Indebtedness. At June 30, 1999, on a pro forma basis, as if on that date American General and the Trust had issued and sold the preferred securities and the debentures and applied the estimated net proceeds thereof as described in this prospectus supplement, the total amount of American General's Senior Indebtedness would have been approximately $3.3 billion. See "Capitalization" on page S-10 and "Use of Proceeds" on page S-11.

     American General's obligations under the guarantee are unsecured and will rank in priority of payment:

     - junior to all of American General's Senior Indebtedness in the same manner as the debentures; and

     - equally with certain guarantees previously issued by American General with respect to certain preferred securities and with all other guarantees of securities issued by affiliates of American General similar to the preferred securities issued by the Trust.

     This means that American General cannot make any payments on the guarantee if it defaults on a payment of any of its Senior Indebtedness. In the event of the bankruptcy, liquidation or dissolution of American General, its assets would be available to pay obligations under the guarantee only after all payments had been made on its Senior Indebtedness.

     Also, since American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of preferred securities or debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements.

     Neither the debentures nor the guarantee will limit the ability of American General and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures and the guarantee.

     For more information, see "Certain Terms of the Debentures -- Subordination" on page S-22 and "Description of
Guarantees -- Status of the Guarantees" on page 31.

GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS CASH AVAILABLE

     The ability of the Trust to pay distributions on the preferred securities, the redemption price of the preferred securities and the liquidation amount of each preferred security is solely dependent upon American General making the related payments on the debentures when due.

     If American General defaults on its obligation to pay principal (including redemption payments) or interest on the debentures, the Trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each preferred security. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee covers such payment only when the Trust has sufficient funds on hand but fails to make such payment.

     Instead, you may:

     - seek legal redress against American General directly or seek other remedies to collect your pro rata share of payments owed; or

     - rely on the property trustee to enforce the Trust's rights under the debentures.

ABILITY TO DEFER DISTRIBUTIONS HAS TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES

     So long as no event of default under the debentures has occurred and is continuing, American General may, on one or more occasions, defer interest payments to the Trust on the debentures as described in this prospectus supplement. See "Certain Terms of the Debentures -- Option to Extend Interest Payment Period" on page S-23. If American General defers interest payments on the debentures, the Trust will defer distributions on the preferred securities to you during any deferral period.

     If American General defers interest payments on the debentures, you will be required to accrue interest income, as original issue discount or "OID," in respect of the deferred stated interest allocable to your share of the preferred securities for United States federal income tax purposes. As a result, you will include such income in gross income for United States federal income tax purposes prior to the receipt of any cash distributions. In addition, you will not receive cash from the Trust related to such income if you dispose of your preferred securities prior to the record date on which distributions of such amounts are made.

     American General has no current intention of deferring interest payments on the debentures. However, if American General exercises its right to do so in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of American General's right to defer payments of interest on the debentures may mean that the market price for the preferred securities (which represent an undivided beneficial interest in the debentures) may be more volatile than other securities that do not have this right.

     See "Certain United States Federal Income Tax Consequences" beginning on page S-24 for more information regarding United States federal income tax consequences.

PREFERRED SECURITIES MAY BE REDEEMED BEFORE SEPTEMBER 8, 2004 IF A SPECIAL EVENT OCCURS

     Upon the occurrence of a Special Event before September 8, 2004, American General may redeem the debentures, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus any accrued and unpaid interest to the redemption date. The Trust will use the cash it receives on any such redemption of the debentures to redeem an equivalent liquidation amount of the preferred securities and the common securities on a pro rata basis, unless an event of default under the trust agreement has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities.

     See "Certain Terms of the Preferred Securities -- Special Event Redemption" beginning on page S-17 for more information.

PREFERRED SECURITIES MAY BE REDEEMED ON OR AFTER SEPTEMBER 8, 2004 AT AMERICAN GENERAL'S OPTION

     At American General's option, the debentures may be redeemed, in whole or in part, at any time on or after September 8, 2004 at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Certain Terms of the Debentures -- Redemption" on page S-22. You should assume that American General will exercise its redemption option when prevailing interest rates at the time are lower than the interest rate on the debentures, so that the redemption proceeds generally will not be able to be reinvested in a comparable security at as high a rate. If American

General exercises such redemption option, the Trust will use the cash it receives on the redemption of the debentures to redeem an equivalent liquidation amount of the preferred securities and the common securities on a pro rata basis, unless an event of default under the trust agreement has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities.

     See "Certain Terms of the Preferred Securities -- Redemption" on page S-17 for more information.

DISTRIBUTION OF DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICE

     American General has the right to dissolve the Trust at any time. If American General dissolves the Trust, the Trust will be liquidated by distribution of the debentures to holders of the preferred securities and the common securities.

     Under current United States federal income tax laws, a distribution of debentures to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of debentures to you would be a taxable event. In addition, if there is a change in law, a distribution of debentures to you on the dissolution of the Trust could also be a taxable event.

     American General has no current intention of causing the termination of the Trust and the distribution of the debentures. However, there are no restrictions on its ability to do so at any time. American General anticipates that it would consider exercising this right in the event that expenses associated with maintaining the Trust were substantially greater than currently expected, such as if a Special Event occurred. American General cannot predict the other circumstances under which this right would be exercised.

     Although American General will use its best efforts to list the debentures on the New York Stock Exchange (or any other exchange or organization on which the preferred securities are then listed) if they are distributed, we cannot assure you that the debentures will be approved for listing or that a liquid trading market for the debentures will develop or be maintained.

     American General cannot predict the market prices for the debentures that may be distributed. Accordingly, the debentures that you receive on a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities.

     Because you may receive debentures, you should make an investment decision with regard to the debentures in addition to the preferred securities. You should carefully review all the information regarding the debentures contained in the Prospectus Documents. See "Certain United States Federal Income Tax Consequences -- Receipt of Debentures or Cash Upon Liquidation of the Trust" on page S-26 for more information.

LIMITED VOTING RIGHTS

     You will have limited voting rights. In general, unless an event of default under the trust agreement has occurred and is continuing, only American General may elect or remove any of the trustees, and in no event may holders of the preferred securities remove the administrative trustees.

     See "The Trusts" beginning on page 4 and "Certain Terms of the Preferred Securities -- Voting Rights" beginning on page S-18 for more information.

                           AMERICAN GENERAL CAPITAL I

GENERAL

     The Trust is a statutory business trust formed under Delaware law. The declaration of trust for the Trust will be amended and restated in its entirety, referred to as the "declaration" or the "trust agreement," substantially in a form to be filed as an exhibit to a Current Report on Form 8-K filed by American General and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the preferred securities, the purchasers thereof will own all of the preferred securities. American General will directly or indirectly acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust and will own all of the issued and outstanding common securities. The Trust exists for the exclusive purposes of:

     - issuing the preferred securities and the common securities representing undivided beneficial interests in the assets of the Trust;

     - investing the gross proceeds of the preferred securities and the common securities in the debentures; and

     - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

The Trust has a term of approximately 55 years, but may be terminated earlier as provided in the declaration.

     Pursuant to the declaration, the number of trustees initially is five. Three of the trustees are employees or officers of American General. Bankers Trust Company will serve as property trustee under the declaration and as indenture trustee for the purposes of the Trust Indenture Act. Bankers Trust (Delaware) will act as the Delaware trustee. The property trustee and the Delaware trustee may at any time be removed or replaced by the holder of the common securities. For purposes of compliance with the provisions of the Trust Indenture Act, Bankers Trust Company will also act as indenture trustee under the guarantee. See "Description of Guarantees" beginning on page 30.

     The property trustee will hold title to the debentures for the benefit of the Trust and the holders of the preferred securities and common securities and, so long as the debentures are held by the Trust, the property trustee will have the power to exercise all rights, powers, and privileges of a holder of debentures under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for the benefit of the holders of the preferred securities and common securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the preferred securities and common securities out of funds from the property account. Bankers Trust Company will hold the guarantee for the benefit of the holders of the preferred securities. American General, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any trustee (subject to the limitations set forth in the declaration) and to increase or decrease the number of trustees. American General will pay all fees, expenses, debts and obligations (other than with respect to the preferred securities and common securities) related to the Trust and the offering of the preferred securities.

     The rights of the holders of the preferred securities, including economic rights, rights to information and voting rights are set forth in the declaration, the Delaware Business Trust Act, as amended, the indenture and the Trust Indenture Act. See "Certain Terms of the Preferred Securities" beginning on page S-16.

ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in American General's consolidated financial statements, with the preferred securities shown as "Company-obligated mandatorily redeemable preferred securities of subsidiaries holding solely company subordinated notes." In a footnote to American General's audited consolidated financial statements, there will be a statement that the Trust is wholly-owned by American General and that the sole asset of the Trust is the debentures (indicating the principal amount, interest rate and maturity date thereof). See "Capitalization" on page S-10.

                                 CAPITALIZATION

     The following table sets forth the consolidated short-term debt and capitalization of American General as of June 30, 1999, and as adjusted to give effect to the consummation of the offering of the preferred securities and the application of the proceeds thereof. See "Use of Proceeds" on page S-11. The following data should be read in conjunction with the consolidated financial statements and notes thereto of American General incorporated by reference herein as described in "Incorporation by Reference" on page 3.

                                                                   JUNE 30, 1999
                                                              ------------------------
                                                                                AS
                                                              HISTORICAL     ADJUSTED
                                                              -----------    ---------
                                                              (UNAUDITED IN MILLIONS)
Short-term debt
     Corporate..............................................    $ 1,703       $ 1,503
     Consumer Finance.......................................      3,789         3,789
                                                                -------       -------
          Total short-term debt.............................    $ 5,492       $ 5,292
                                                                =======       =======
Long-term debt
     Corporate..............................................    $ 1,287       $ 1,287
     Consumer Finance.......................................      5,443         5,443
                                                                -------       -------
          Total long-term debt..............................      6,730         6,730
                                                                -------       -------
Company-obligated mandatorily redeemable preferred
  securities of subsidiaries holding solely company
  subordinated notes
     Non-convertible........................................      1,480         1,680
     Convertible............................................        249           249
                                                                -------       -------
          Total redeemable equity...........................      1,729         1,929
                                                                -------       -------
Shareholders' equity
     Convertible preferred stock............................         85            85
     Common stock...........................................        926           926
     Cost of treasury stock.................................       (940)         (940)
     Retained earnings......................................      7,384         7,384
     Accumulated other comprehensive income(a)..............        124           124
                                                                -------       -------
          Total of shareholders' equity.....................      7,579         7,579
                                                                -------       -------
          Total of capitalization (excluding short-term
            debt)...........................................    $16,038       $16,238
                                                                =======       =======

---------------
(a) Includes $95 million net unrealized gains on fixed maturity securities at June 30, 1999, due to the effect of SFAS 115. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in American General's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, incorporated by reference herein as described in "Incorporation by Reference" on page 3.

                       RATIO OF EARNINGS TO FIXED CHARGES
                AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends of American General for the periods indicated.

                                                              SIX MONTHS
                                                                 ENDED
                                                               JUNE 30,         YEARS ENDED DECEMBER 31,
                                                              -----------   --------------------------------
                                                              1999   1998   1998   1997   1996   1995   1994
                                                              ----   ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges:
  Consolidated operations...................................  3.5    3.5    2.9    2.5    2.5    2.3    2.6
  Consolidated operations, corporate fixed charges only.....  9.7    9.4    7.3    6.4    6.4    5.3    6.3
Ratio of earnings to combined fixed charges and preferred
  stock dividends:
  Consolidated operations...................................  2.9    2.9    2.4    2.1    2.3    2.2    2.6
  Consolidated operations, corporate fixed charges and
    preferred stock dividends only..........................  5.8    5.5    4.3    3.7    4.7    4.7    6.3

     For purposes of computing these ratios, earnings represent income before income tax expense, minority interest, and dividends on preferred securities of subsidiaries, adjusted for undistributed income of an equity investee and fixed charges (excluding capitalized interest). Fixed charges consist primarily of interest expense (including capitalized interest) on short-term and long-term borrowings. Preferred stock dividends consist of dividends on preferred securities of subsidiaries and convertible preferred stock.

                                USE OF PROCEEDS

     The proceeds from the sale of the preferred securities will be invested by the Trust in debentures of American General issued pursuant to the indenture described herein. American General intends to use all of the net proceeds from the debentures to repay short-term indebtedness. As of August 27, 1999, the weighted average interest rate of such short-term indebtedness was 5.24%.

                  SELECTED FINANCIAL DATA OF AMERICAN GENERAL

     The following table presents selected financial data of American General and its consolidated subsidiaries for the periods indicated. All data presented includes the operating results and financial position of USLIFE, which was acquired June 17, 1997. The acquisition was accounted for using the pooling of interests method and, accordingly, American General's consolidated financial statements for all periods prior to the acquisition have been restated to include the results of operations, financial position, and cash flows of USLIFE.

     The financial data as of December 31, 1998, 1997, 1996, and 1995 and for the four years ended December 31, 1998 was derived from American General's audited consolidated financial statements, incorporated herein by reference. The financial data as of December 31, 1994 and for the year ended December 31, 1994 was derived from American General's and USLIFE's separate audited consolidated financial statements and, in the opinion of American General's management, reflects all adjustments (relating to conformity of accounting policies) necessary for a fair presentation of such data.

     The financial data as of and for the six months ended June 30, 1999 and 1998 was derived from American General's unaudited quarterly financial statements (incorporated herein by reference from American General's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999), which, in the opinion of management, reflect all adjustments necessary for a fair presentation of such data. The data for the six months ended June 30, 1999 and 1998 is not necessarily indicative of results of operations for the entire year. The data should be read in conjunction with the consolidated financial statements, related notes, "Management's Discussion and Analysis," and other financial information incorporated by reference herein.

                                          SIX MONTHS
                                             ENDED
                                           JUNE 30,                     YEARS ENDED DECEMBER 31,
                                      -------------------   ------------------------------------------------
                                        1999       1998       1998      1997      1996            1995        1994
                                        ----       ----       ----      ----      ----            ----        ----
                                                                  (IN MILLIONS)
OPERATING RESULTS
Premiums and other considerations...  $  1,914   $  1,769   $  3,605   $ 3,362     $ 3,244      $   2,969    $ 2,374
Net investment income...............     2,597      2,506      5,095     4,020       3,773          3,584      2,955
Finance charges.....................       713        658      1,354     1,265       1,450          1,492      1,248
Realized investment gains
  (losses)..........................        (7)         5          6        40          62             18       (173)(a)
Equity in earnings of investee......        --         --         --        54          40             43         --
Other...............................       116         97        191       186         145            130         88
                                      --------   --------   --------   -------     -------      ---------    -------
         Total revenues.............     5,333      5,035     10,251     8,927       8,714          8,236      6,492
                                      --------   --------   --------   -------     -------      ---------    -------
Insurance and annuity benefits......     2,691      2,510      5,159     4,332       4,218          4,085      3,229
Operating costs and expenses........     1,210(b)   1,207(b)   2,486(b)  2,220       2,129          1,852      1,538
Provision for finance receivable
  losses............................       100        100        212       248         417            574(c)     214
Interest expense
    Corporate.......................        95         92        181       158         162            197        146
    Consumer Finance................       276        246        512       461         493            518        416
Litigation settlements and other
  charges...........................        --         --        378(d)     50(d)       50(d)          --         --
Merger-related costs................        --         --         --       272(d)       --             --         --
Loss on sale of non-strategic
  assets............................        --         --         --       113(d)      165(d)          --         --
                                      --------   --------   --------   -------     -------      ---------    -------
         Total benefits and
           expenses.................     4,372      4,155      8,928     7,854       7,634          7,226      5,543
                                      --------   --------   --------   -------     -------      ---------    -------
Income before income tax expense....       961        880      1,323     1,073       1,080          1,010        949
Income tax expense..................       336        316        459       447         387            341        340
                                      --------   --------   --------   -------     -------      ---------    -------
Income before minority interest and
  net dividends on preferred
  securities of subsidiaries........       625        564        864       626         693            669        609
Minority interest in net income of
  investee..........................        --         11         11        --          --             --         --
Net dividends on preferred
  securities of subsidiaries........        45         45         89        84          40             19         --
                                      --------   --------   --------   -------     -------      ---------    -------
         Net income.................  $    580   $    508   $    764(e)$   542(f)  $   653(g)   $     650(h) $   609
                                      ========   ========   ========   =======     =======      =========    =======

                                          JUNE 30,                           DECEMBER 31,
                                     -------------------   ------------------------------------------------
                                       1999       1998       1998      1997      1996      1995      1994
                                       ----       ----       ----      ----      ----      ----      ----
                                                                 (IN MILLIONS)
FINANCIAL POSITION
Total assets(i)....................  $109,869   $101,025   $105,107   $80,620   $74,134   $69,083   $53,300
Invested assets(i).................    68,918     69,292     69,863    54,006    50,832    49,598    36,420
Finance receivables, net...........     9,573      8,257      9,275     7,639     7,230     7,918     7,694
Debt (including short-term)
    Corporate......................     2,990      2,687      2,743     1,916     2,102     2,295     2,381
    Consumer Finance...............     9,232      7,864      8,863     7,266     7,630     7,470     7,090
Total liabilities (excluding
  debt)............................    88,339     79,950     82,902    62,129    56,331    51,480    39,448
Redeemable equity..................     1,729      1,727      1,728     1,726     1,227       729        47
Shareholders' equity(i)............     7,579      8,797      8,871     7,583     6,844     7,109     4,334

---------------

(a) Results primarily from capital gains offset program.

(b) Includes pretax Year 2000 readiness costs.

(c) See "Management's Discussion and Analysis" within American General's Current Report on Form 8-K dated October 10, 1997, which is hereby incorporated herein by reference.

(d) See Note 3 of Item 8 within American General's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated herein by reference.

(e) Includes effect of $246 million aftertax litigation charge for market conduct class action lawsuits (see Note (d) above).

(f) Includes effect of $247 million aftertax USLIFE merger-related costs, $73 million aftertax loss on sale of non-strategic assets, and $33 million aftertax litigation charge (see Note (d) above).

(g) Includes effect of $111 million aftertax loss on sale of non-strategic assets and $32 million aftertax write-down of USLIFE group business (see Note (d) above).

(h) Includes effect of $140 million aftertax adjustment to the allowance for finance receivable losses (see Note (c) above).

(i) Includes effect of SFAS 115. To facilitate analysis of period-to-period balances, the effect of SFAS 115 on reported balances was as follows:

                                               JUNE 30,                     DECEMBER 31,
                                             -------------   -------------------------------------------
                                             1999    1998     1998     1997     1996     1995     1994
                                             ----    ----     ----     ----     ----     ----     ----
                                                                    (IN MILLIONS)
   Increase (decrease) in assets...........  $147   $2,302   $2,436   $1,782   $  949   $1,956   $(1,225)
   Increase (decrease) in invested
     assets................................   328    3,399    3,519    2,786    1,488    3,071    (1,639)
   Increase (decrease) in shareholders'
     equity................................    95    1,489    1,575    1,154      610    1,265    (1,105)

                          AMERICAN GENERAL CORPORATION

     American General, with assets of $110 billion and shareholders' equity of $7.6 billion as of June 30, 1999, is the parent company of one of the nation's largest diversified financial services organizations. American General's operating divisions deliver a wide range of retirement services, life insurance, and consumer finance products and services to diverse markets through focused distribution channels. American General, a general business corporation headquartered in Houston, is the successor to American General Insurance Company, an insurance company incorporated in Texas in 1926. The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

RETIREMENT SERVICES

     The Retirement Services division represented 35% of American General's division earnings for the year ended December 31, 1998, and 38% for the six months ended June 30, 1999. The division, with assets of $61 billion at June 30, 1999, is a leading provider of retirement products and services. Products include tax-qualified annuities sold through a sales force of 1,200 financial advisors and non-qualified annuities marketed through 27,000 financial institution representatives.

     With 2.6 million customer accounts, the division is the leading provider of retirement plans for employees of elementary and secondary schools, and the second largest provider in the higher education and health care markets. Also, the division is the nation's third largest writer of individual annuities and the leading provider of fixed annuities sold through financial institutions.

     The division offers banks and other financial institutions proprietary annuities that are tailored to meet their customers' specific needs. Proprietary annuities are specially designed and developed jointly with the financial institution, and sold exclusively through its sales force.

     The division's strategy for future growth is centered on the continued expansion of distribution capabilities through its core retirement planning specialists and financial institution field forces. Products and services are being expanded to respond to individuals' retirement planning needs.

LIFE INSURANCE

     The Life Insurance division represented 50% of American General's division earnings for the year ended December 31, 1998, and 47% for the six months ended June 30, 1999. This division provides traditional and interest-sensitive life insurance and annuities to a broad spectrum of customers through multiple distribution channels focused on specified market segments. The division reaches eight million customers through a distribution system of 33,000 independent and career agents, as well as producer groups, independent marketing organizations, independent broker-dealers, financial planners, and brokerage houses.

     The division's strategy for future growth focuses on providing market responsive products through multiple distribution channels. The division seeks to broaden the existing product portfolio through the introduction of new life and annuity products designed to meet the needs of the division's customers for protection, estate planning, and retirement savings.

CONSUMER FINANCE

     The Consumer Finance division represented 15% of American General's division earnings for the year ended December 31, 1998 and for the six months ended June 30, 1999. The division is a leading provider of mortgages, consumer loans, and credit-related life insurance products. Gross finance receivables totaled $10.0 billion at June 30, 1999 and consisted of 62% real estate-secured loans, up from 55% a year ago.

     The division services 2.1 million customer accounts through the nation's third largest branch office network consisting of 1,300 branch offices located in 900 communities, and through financing programs with 16,000 retail merchants. In addition to the mortgages originated by the branch offices, the division acquires loans through relationships with over 500 mortgage brokers and with several large mortgage bankers. These relationships have allowed the division to grow real estate receivables at double-digit rates over the past two years.

     Credit quality, as reflected in annualized charge offs and delinquencies, has improved over the past several years as a result of the higher percentage of real estate-secured receivables and the division's strict adherence to underwriting standards.

     The division's strategy for future growth is centered primarily on real estate-secured receivables generated through the branch network, as well as the development of new customer relationships through retail sales financing with retail merchants.

                           DESCRIPTION OF SECURITIES

     The Prospectus Documents contain the material terms and conditions for these securities, however, the summaries in this prospectus supplement are not meant to be a complete description of the preferred securities, the guarantee and the debentures. For more information, refer to the trust agreement, the indenture and the guarantee. Forms of these documents are filed as exhibits to the registration statement of which the prospectus is a part. All terms used in the Prospectus Documents that are not defined in the Prospectus Documents have the meanings given to them in the trust agreement, the indenture and the guarantee.

                   CERTAIN TERMS OF THE PREFERRED SECURITIES

DISTRIBUTIONS

     The preferred securities represent undivided beneficial interests in the assets of the Trust. The only assets of the Trust will be the debentures. Distributions on the preferred securities are cumulative and will accumulate from September 8, 1999 at the annual rate of 7 7/8% of the $25 liquidation amount of each preferred security. Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999. Distributions not paid when due will themselves accumulate distributions at the annual rate of 7 7/8% (to the extent permitted by law). When we refer to any payment of distributions, any such additional distributions are included. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any partial period will be computed on the basis of the actual number of days elapsed in such period.

     If distributions are payable on a date that is not a business day (as defined below), payment will be made on the next business day (and without any interest or other payment in respect of such delay). However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

DEFERRAL OF DISTRIBUTIONS

     So long as no event of default has occurred and is continuing under the debentures, American General may, on one or more occasions, defer interest payments on the debentures to the Trust for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures on September 30, 2048. If American General defers interest payments on the debentures, the Trust will also defer quarterly distributions on the preferred securities to you. During a deferral period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accumulate distributions at the rate stated above (to the extent permitted by law).

     Once American General makes all deferred interest payments on the debentures, with accrued interest, it may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

     American General has no current intention of deferring interest payments on the debentures. If American General defers interest payments on the debentures, American General will be subject to certain restrictions relating to the payment of dividends on or redemption of its capital stock and payments on its debt securities that rank equal with or junior to the debentures. See "Certain Terms of the Debentures -- Option to Extend Interest Payment Period" on page S-23.

PAYMENT OF DISTRIBUTIONS

     Distributions on the preferred securities will be payable to holders named on the securities register of the Trust on the relevant record date. As long as the preferred securities are represented by a global security, the record date for the payment of distributions will be one business day before the relevant payment date. If the preferred securities are ever issued in certificated form, the record date for the payment of distributions will be the 15th day of the last month of each quarterly distribution period, even if that day is not a business day.

     As long as the preferred securities are represented by a global security, payments on the preferred securities will be made in immediately available funds to DTC, the depositary for the preferred securities. If the preferred securities are ever issued in certificated form, payment of distributions on the preferred securities will be made by check mailed on or before the due date to the holders thereof on the relevant record date.

REDEMPTION

     American General will repay the debentures at maturity on September 30, 2048. American General may redeem the debentures before their maturity:

     - in whole or in part on one or more occasions any time on or after September 8, 2004; and

     - in whole but not in part before September 8, 2004, if certain changes in tax or investment company law occur or will occur within 90 days (each of which is a "Special Event" more fully described below).

     When American General repays some or all of the debentures, either at maturity on September 30, 2048 or upon early redemption, the Trust will use the cash it receives upon the redemption of the debentures to redeem a like liquidation amount of the preferred securities and, unless an event of default under the trust agreement has occurred and is continuing, the common securities. The preferred securities and common securities (if applicable) will be redeemed at a price equal to their liquidation amount of $25 per security plus accumulated distributions, if any. The redemption price for the debentures is 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See "Certain Terms of the Debentures -- Redemption" on page S-22.

     If less than all the preferred securities and common securities are to be redeemed in situations where common securities may be redeemed consistent with the provisions described under "-- Subordination of Common Securities" on page S-19, then the aggregate liquidation amount of preferred securities and common securities to be redeemed will be allocated pro rata based on the liquidation amount of the preferred securities and the common securities.

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Tax Event or an Investment Company Event, as defined below (each a "Special Event"), before September 8, 2004, American General may redeem the debentures, in whole but not in part, within 90 days following the occurrence of the Special Event.

     "Tax Event" means that the Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

     - amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation; or

     - official or administrative pronouncement or action, or judicial decision, interpreting or applying such laws or regulations where such change or amendment becomes effective, or such pronouncement, action or decision is announced or occurs, on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

     - the Trust is or, within 90 days of the date of such opinion, would be subject to United States federal income tax with respect to interest accrued or received on the debentures;

     - interest payable by American General on the debentures is not or, within 90 days of the date of such opinion, would not be deductible by American General in whole or in part for United States federal income tax purposes; or

     - the Trust is or, within 90 days of the date of such opinion, would be subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     "Investment Company Event" means that the Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment

Company Act of 1940 that is required to be registered under this law, which change becomes effective on or after the date of this prospectus supplement.

REDEMPTION PROCEDURES

     The Trust will give you at least 30 days, but not more than 60 days, written notice before any redemption of preferred securities. To the extent funds are available for payment, the Trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the preferred securities being redeemed. The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the preferred securities. Distributions to be paid on or before the redemption date for any preferred securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

     Once notice of redemption is given and funds are irrevocably deposited, distributions on the preferred securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the preferred securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

     If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

     If payment of the redemption amount for any preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by American General, distributions on the preferred securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

     In compliance with applicable law (including the United States federal securities laws), American General or its affiliates may, at any time, purchase outstanding preferred securities by tender, in the open market, or by private agreement.

EVENTS OF DEFAULT

     An event of default under the indenture (an "indenture event of default") constitutes an event of default under the declaration with respect to the preferred securities (a "declaration event of default"), provided that pursuant to the declaration, the holder of the common securities will be deemed to have waived any declaration event of default with respect to the common securities until all declaration events of defaults with respect to the preferred securities have been cured, waived or otherwise eliminated. Until such declaration event of default with respect to the preferred securities has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee with respect to certain matters under the declaration, and therefore the indenture.

     Upon the occurrence of a declaration event of default, the indenture trustee or the property trustee will have the right under the indenture to declare the principal of and interest on the debentures to be immediately due and payable.

VOTING RIGHTS

     Subject to the requirement of the property trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as holder of the debentures, to

     - exercise the remedies available under the indenture with respect to the debentures,

     - waive any past indenture event of default that is waivable under the indenture, or

     - exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable, or consent to any amendment, modification or termination of the indenture or the debentures, where such consent should be required;

provided, however, that, where a consent or action under the indenture would require the consent or act of the holders of greater than a majority in principal amount of debentures affected thereby (a "super-majority"), the property trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the preferred securities which the relevant super-majority represents of the aggregate principal amount of the debentures outstanding. The property trustee shall notify all holders of the preferred securities of any notice of default received from the indenture trustee with respect to the debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee shall not take any of the actions described in the bullet points above unless the property trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes.

     In the event the consent of the property trustee, as the holder of the debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture or the debentures, the property trustee shall request the direction of the holders of the preferred securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the preferred securities voting together as a single class; provided, however, that where a consent under the indenture would require the consent of a super-majority, the property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the preferred securities which the relevant super-majority represents of the aggregate principal amount of the debentures outstanding. The property trustee shall not take any such action in accordance with the directions of the holders of the preferred securities unless the property trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption and liquidation amount of, the preferred securities and the common securities will be made pro rata based on the aggregate liquidation amounts of the preferred securities and the common securities. However, if an event of default under the trust agreement has occurred and is continuing, no payments may be made on the common securities unless all unpaid amounts on the preferred securities have been provided for or paid in full.

     If an event of default under the trust agreement has occurred and is continuing, the common securities holder will be deemed to have waived any right to take any action with respect to the event of default until the event of default has been cured, waived or eliminated. Until any such event of default has been cured, waived or eliminated, the property trustee will act solely on behalf of the holders of the preferred securities, and such holders will have the right to direct the property trustee to act on their behalf.

BOOK-ENTRY-ONLY ISSUANCE -- DTC

     The preferred securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of, DTC or its nominee. This means that the Trust will not issue certificates to you for the preferred securities. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the preferred securities. Each participant will then keep a record of its clients. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

     Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participant's accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

     DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers.

     DTC has advised American General and the Trust that DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

  Purchases under the DTC System

     When you purchase preferred securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the preferred securities on DTC's records. Because you actually own the preferred security, you are the beneficial owner. Your ownership interest will be recorded only on the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of the preferred securities. DTC's records show only the identity of the direct participants and the amount of the preferred securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers, like you.

  Payments under the DTC System

     The property trustee will wire payments on the preferred securities to DTC's nominee. American General, the Trust and the property trustee will treat DTC's nominee as the owner and holder of each global security representing preferred securities for all purposes. Accordingly, American General, the Trust and the property trustee will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

     Any redemption notices will be sent by American General and the Trust directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner. If less than all of the preferred securities are being redeemed, DTC's practice is to choose by lot the amount of the interest of each direct participant to be redeemed. The direct participant will then use an appropriate method to allocate the redemption among its beneficial owners, like you.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation or redemption amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the property trustee, American General or the Trust.

  Year 2000 Issues

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

EXCHANGE OF GLOBAL SECURITIES

     Preferred securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     - DTC is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Trust within 90 days; or

     - American General decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

     If the book-entry-only system is discontinued, the property trustee will keep the registration books for the preferred securities at its corporate office and follow the practices and procedures discussed below.

CERTIFICATED SECURITIES -- REGISTRATION AND TRANSFER

     If the Trust issues certificated securities, they will be registered in the name of the securityholder. The preferred securities may be transferred or exchanged, based on administrative procedures in the trust agreement, without the payment of any service charge (other than any tax or other governmental charge) by contacting the property trustee, Bankers Trust Company, Four Albany Street, New York, New York 10006, attention: Corporate Trust and Agency
Services -- Corporate Market Services.

                        CERTAIN TERMS OF THE DEBENTURES

     The debentures will be issued as a series pursuant to a supplemental indenture or a resolution of American General's board of directors or a committee thereof as provided for in the indenture.

SUBORDINATION

     The debentures are unsecured and are junior in right of payment to all of American General's Senior Indebtedness (as defined on page 16). American General may not make any payments of principal (including redemption payments) or interest on the debentures if it defaults on a payment on its Senior Indebtedness. Also, payments on the debentures may be blocked for up to 180 days in the event of certain non-payment defaults by American General on its Senior Indebtedness. See "Description of Junior Subordinated
Debentures -- Subordination" beginning on page 15 for more detailed information on the subordination provisions.

     On any distribution of assets of American General to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the debentures are entitled to receive or retain any payment.

     Neither the debentures nor the guarantee will limit the ability of American General and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures and the guarantee. At June 30, 1999, on a pro forma basis, as if on that date American General and the Trust had issued and sold the preferred securities and the debentures and applied the estimated net proceeds thereof as described in this prospectus supplement, the total amount of American General's Senior Indebtedness would have been approximately $3.3 billion. See "Capitalization" on page S-10 and "Use of Proceeds" on page S-11.

INTEREST RATE AND MATURITY

     The debentures will mature on September 30, 2048 and will bear interest, accruing from September 8, 1999, at the annual rate of 7 7/8% of their principal amount, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999. Interest payments not paid when due will themselves accrue additional interest at the annual rate of 7 7/8% (to the extent permitted by law). When we refer to any payment of interest, interest includes such additional interest and any Additional Sums, as defined below. The interest payment provisions for the debentures correspond to the distribution provisions of the preferred securities. The debentures do not have a sinking fund. This means that American General is not required to make any principal payments prior to maturity.

ADDITIONAL SUMS

     If the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority (collectively, "Taxes"), then American General will be required to pay additional amounts ("Additional Sums") on the debentures so that after the Trust pays any Taxes, the Trust will be in the same position it would have been if it did not have to pay such Taxes.

REDEMPTION

     American General may redeem the debentures before their maturity:

     - in whole or in part on one or more occasions any time on or after September 8, 2004; or

     - in whole but not in part before September 8, 2004, upon the occurrence of a Special Event.

     If American General decides to redeem debentures in these circumstances, the redemption price of each debenture redeemed will be equal to 100% of the principal amount of such debenture plus accrued and unpaid interest on such debenture to the date of redemption.

DISTRIBUTION OF DEBENTURES

     If the property trustee distributes the debentures to the preferred securities holders and common securities holder upon the dissolution and liquidation of the Trust, the debentures will be issued in denominations of $25 principal amount and integral multiples thereof. American General anticipates that the debentures would be distributed in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, would act as depositary for the debentures. The depositary arrangements for the debentures would be substantially similar to those in effect for the preferred securities.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption, other notices and other matters, see "Certain Terms of the Preferred Securities -- Book-Entry-Only Issuance -- DTC" beginning on page S-19.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     American General may, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods, if no event of default has occurred and is continuing with respect to the debentures. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures. No interest will be due and payable on the debentures until the end of the deferral period unless the debentures are redeemed prior to such time.

     American General may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption or maturity date, American General will be obligated to pay all accrued and unpaid interest.

     Once American General makes all interest payments on the debentures, with accrued interest, it may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

     During any deferral period and subject to the exceptions described on page 12, American General will not be permitted to:

     - declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock;

     - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities issued by American General which rank equal with or junior to the debentures; or

     - make any guarantee payments with respect to any guarantee by American General of the debt securities of any subsidiary of American General if such guarantee ranks equal with or junior to the debentures.

     Because the debentures to be issued to the Trust will rank equal with all other series of junior subordinated debt securities of American General initially issued to the other trusts referred to in the accompanying prospectus or to certain other trusts, partnerships or other entities affiliated with American General, during an interest deferral period, American General will not be permitted to make payments on such other series of junior subordinated debt securities. Likewise, if American General defers interest payments on any other of such series of junior subordinated debt securities, it is not expected that American General will be permitted to make payments on the debentures.

     The restrictions described in the bullet points above will also apply if there occurs and is continuing a default or event of default under the indenture of which American General has actual knowledge and in respect of which American General has not taken reasonable steps to cure or if American General defaults on its obligations under the guarantee.

     American General will give the Trust, the administrative trustees, the property trustee and the indenture trustee notice if it decides to defer interest payments on the debentures. As long as the debentures are held by the Trust, American General will give that notice at least five business days before the earlier of:

     - the next date distributions on the preferred securities are payable; or

     - the date the Trust is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the preferred securities of the record date or the date distributions are payable.

     There is no limitation on the number of times that American General may elect to begin an extension period. The administrative trustees will give notice to the property trustee and the holders of preferred securities if American General decides to defer interest payments on the debentures.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and selling the preferred securities. Except where we state otherwise, this summary deals only with preferred securities held as capital assets (as defined in the Internal Revenue Code of 1986) by a US Holder (as defined below) who purchases the preferred securities at their original offering price when the Trust originally issues them.

     We do not address all of the tax consequences that may be relevant to a US Holder. We also do not address, except as stated below, any of the tax consequences to holders that are Non-US Holders (as defined below) or to holders that may be subject to special tax treatment including banks, thrift institutions, real estate investment trusts, personal holding companies, tax-exempt organizations, regulated investment companies, insurance companies, and brokers and dealers in securities or currencies. Further, we do not address:

     - the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of the preferred securities;

     - the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the preferred securities;

     - persons who hold the preferred securities in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction or whose "functional currency" is not the United States dollar; or

     - any state, local or foreign tax consequences of the purchase, ownership and sale of preferred securities.

     Accordingly, you should consult your tax advisor regarding the tax consequences of purchasing, owning and selling the preferred securities in light of your circumstances.

     A "US Holder" is a preferred securities holder who or which is:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise);

     - an estate if its income is subject to United States federal income taxation regardless of its source; or

     - a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

     A "Non-US Holder" is a preferred securities holder other than a US Holder.

     This summary is based on the Internal Revenue Code, Treasury regulations (proposed and final) issued under the Internal Revenue Code, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, possibly on a retroactive basis. Any such changes may affect this summary.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the debentures, Vinson & Elkins L.L.P., counsel to American General and the Trust ("Counsel"), will render a legal opinion generally to the effect that under current law and assuming full compliance with the terms of the indenture and certain other documents, and based on certain facts and assumptions described in the opinion, the debentures that will be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of American General.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the preferred securities, Counsel will render a legal opinion generally to the effect that, under current law and assuming full compliance with the terms of the trust agreement, the indenture, and certain other documents, and based on certain facts and assumptions described in the opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets of the Trust, including the debentures. You will be required to include in ordinary income for United States federal income tax purposes your allocable share of interest (or OID, if any) paid or accrued on the debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the Treasury regulations relating to OID, a debt instrument will be deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by American General of its option to defer payments of stated interest on the debentures would prevent American General from (i) declaring dividends, or engaging in certain other capital transactions, with respect to its capital stock, or (ii) making any payment on any debt securities issued by American General which rank equal with or junior to the debentures, American General believes that the likelihood of its exercising the option is "remote" within the meaning of the Treasury regulations. As a result, American General intends to take the position, based on the advice of Counsel, that the debentures will not be deemed to be issued with OID. Based on this position, stated interest payments on the debentures will be includible in your ordinary income at the time that such payments are received or accrued in accordance with your regular method of accounting. Because the Internal Revenue Service has not yet addressed the Treasury regulations in any published rulings or other interpretations, it is possible that the Internal Revenue Service could take a position contrary to the position taken by American General. In that event, the Internal Revenue Service may, for example, require you to include interest on the debentures in your taxable income as it accrues rather than when you receive payment even though you use the cash method of accounting for federal income tax purposes.

EXERCISE OF DEFERRAL OPTIONS

     Under Treasury regulations, if American General were to exercise its option to defer the payment of interest on the debentures, the debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments on the debentures would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis (regardless of your method of accounting for income tax purposes) over the remaining term of the debentures (including any period of interest deferral), without regard to the timing of payments under the debentures. The amount of interest income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the debentures and the actual receipt of future payments of stated interest on the debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase your adjusted tax basis in your preferred securities, and your actual receipt of cash interest payments would reduce your basis in the preferred securities.

CORPORATE US HOLDERS

     Corporate US Holders of the preferred securities will not be entitled to a dividends-received deduction for any income from the preferred securities.

SALES OF PREFERRED SECURITIES

     If you sell your preferred securities, you will recognize gain or loss in an amount equal to the difference between your adjusted tax basis in the preferred securities and the amount realized from the sale (generally, your selling price less any amount received in respect of accrued but unpaid interest not previously included in your income). Your adjusted tax basis in the preferred securities generally will equal (1) the initial purchase price that you paid for the preferred securities plus (2) any accrued and unpaid distributions that you were required to treat as OID less any cash distributions received in respect of accrued OID.

Gain or loss on the sale of preferred securities generally will be capital gain or loss.

     The preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the debentures are treated as having been issued or reissued with OID) relating to the underlying debentures. If you dispose of your preferred securities, you will be required to include in ordinary income for United States federal income tax purposes any portion of the amount realized that is attributable to accrued but unpaid interest (including OID, if any) through the date of sale. This income inclusion will increase your adjusted tax basis in the preferred securities but may not be reflected in the sale price. To the extent the sale price is less than your adjusted tax basis, you will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

RECEIPT OF DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     If American General dissolves the Trust and causes the Trust to distribute the debentures on a pro rata basis to you, you will not be subject to tax. Rather, you would have an adjusted tax basis in the debentures received in the liquidation equal to the adjusted tax basis in your preferred securities surrendered for the debentures. Your holding period for the debentures would include the period during which you had held the preferred securities. If, however, the Trust is classified, for United States federal income tax purposes, as an association that is subject to tax as a corporation at the time of the liquidation, the distribution of the debentures would constitute a taxable event to you and you would acquire a new holding period in the debentures received.

     If the debentures are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your preferred securities, the redemption would be treated as a sale of the preferred securities, in which gain or loss would be recognized, as described immediately above.

INFORMATION REPORTING AND BACK-UP WITHHOLDING

     Generally, income on the preferred securities will be reported to you on an Internal Revenue Service Form 1099, which should be mailed to you by January 31 following each calendar year. If you fail to supply your correct taxpayer identification number or under-report your tax liability, the Internal Revenue Service may require the property trustee or its agent to withhold federal income tax at the rate of 31% from each interest payment. You will be permitted to credit any withheld tax against your federal income tax liability.

NON-US HOLDERS

     Payments to a Non-US Holder will generally not be subject to United States federal withholding tax, provided the Non-US Holder:

     - does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of stock of American General entitled to vote;

     - is not a controlled foreign corporation that is related to American General through stock ownership; and

     - is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code.

     To qualify for this exemption from withholding, the last United States payer in the chain of payment prior to payment to a Non-US Holder (the "withholding agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

     - is signed by the Non-US Holder under penalties of perjury;

     - certifies that the holder of the preferred securities is a Non-US Holder; and

     - provides the name and address of the Non-US Holder.

     The statement may be made on an Internal Revenue Service Form W-8 or a substantially similar form, and the Non-US Holder must inform the withholding agent of any change in the information on the statement within 30 days of any change. If the preferred securities are held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent along with a copy of Internal Revenue Service Form W-8 or the substitute form provided by the Non-US Holder.

     A Non-US Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of the preferred securities. If, however, a Non-US Holder holds the preferred securities in connection with a trade or business conducted in the United States or is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, it may be subject to income tax on all income and gains recognized.

NON-US HOLDER WITHHOLDING REGULATIONS

     The Treasury Department has issued regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. These regulations attempt to unify certification requirements and modify reliance standards. The regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Securities with assets of the Plan. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, such plans may be subject to federal, state or local laws or regulations which affect their ability to invest in the preferred securities. Any fiduciary of such a governmental, church or foreign plan considering an investment in the preferred securities should determine the need for, and, if necessary, the availability of, any exemptive relief under such laws or regulations.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust may be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the preferred securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the preferred securities held by Benefit Plan Investors will be less than 25% of the total value of such preferred securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions of this exception. In addition, no assurance can be given that the preferred securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the common securities will be purchased and held by American General.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the preferred securities were acquired with "plan assets" of such Plan and the assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if American General were a Party in Interest with respect to a Plan (either directly or by reason of ownership of its subsidiaries), extensions of credit between American General and the Trust (as represented by the debentures and the guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if American General were considered to be a fiduciary with respect to the Trust as a result of certain powers it holds (such as the powers to remove and replace the property trustee and the administrative trustees), certain operations of the Trust, including the optional redemption or acceleration of the debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing plan, by purchasing preferred securities, will be deemed to have directed the Trust to invest in the debentures and to have appointed the property trustee.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities if assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the preferred securities may be deemed to be equity interests in the Trust for purposes of ERISA and Section 4975 of the Code, the preferred securities may not be purchased and should not be held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

     A Plan fiduciary should consider whether the purchase of preferred securities could result in a delegation of fiduciary authority to the property trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such a determination, a Plan fiduciary should note that the property trustee is a U.S. bank qualified to be an investment manager within the meaning of Section 3(38) of ERISA to whom such a delegation of authority generally would be permissible under ERISA. Further, prior to an event of default with respect to the debentures, the property trustee will have only limited custodial and ministerial authority with respect to Trust assets.

     THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE COMPLETE. ANY FIDUCIARY OF A PLAN, GOVERNMENTAL PLAN, CHURCH PLAN OR FOREIGN PLAN CONSIDERING AN INVESTMENT IN THE PREFERRED SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES AND ADVISABILITY OF SUCH INVESTMENT.

     Insurance companies considering an investment in the preferred securities should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued proposed regulations (the "Proposed General Account Regulations") in December, 1997 with respect to insurance policies that are supported by an insurer's general account. The Proposed General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

                                  UNDERWRITING

GENERAL

     Subject to the terms and conditions of an underwriting agreement, the Trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Salomon Smith Barney Inc. and The Robinson-Humphrey Company, LLC are acting as the representatives (the "representatives"), has severally agreed to purchase from the Trust, the number of preferred securities set forth opposite its name below:

                                                               NUMBER OF
                                                               PREFERRED
UNDERWRITER                                                    SECURITIES
-----------                                                    ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................................   1,430,000
Morgan Stanley & Co. Incorporated...........................   1,320,000
PaineWebber Incorporated....................................   1,320,000
Salomon Smith Barney Inc....................................   1,320,000
The Robinson-Humphrey Company, LLC..........................     660,000
ABN AMRO Incorporated.......................................      50,000
Robert W. Baird & Co. Incorporated..........................      50,000
Banc of America Securities LLC..............................      50,000
Banc One Capital Markets, Inc...............................      50,000
Bear, Stearns & Co. Inc.....................................      50,000
CIBC World Markets Corp.....................................      50,000
Chase Securities Inc........................................      50,000
Dain Rauscher Incorporated..................................      50,000
Deutsche Bank Securities Inc................................      50,000
Donaldson, Lufkin & Jenrette Securities Corporation.........      50,000
A.G. Edwards & Sons, Inc....................................      50,000
EVEREN Securities, Inc......................................      50,000
Fahnestock & Co. Inc........................................      50,000
Fifth Third Securities, Inc.................................      50,000
First Union Capital Markets Corp............................      50,000
Fleet Securities, Inc.......................................      50,000
Goldman, Sachs & Co.........................................      50,000
Legg Mason Wood Walker, Incorporated........................      50,000
J.P. Morgan Securities Inc..................................      50,000
OLDE Discount Corporation...................................      50,000
Prudential Securities Incorporated..........................      50,000
Raymond James & Associates, Inc.............................      50,000
Schroder & Co. Inc..........................................      50,000
SG Cowen Securities Corporation.............................      50,000
Tucker Anthony Incorporated.................................      50,000
U.S. Bancorp Piper Jaffray Inc..............................      50,000
Warburg Dillon Read LLC.....................................      50,000
Advest, Inc.................................................      25,000
BB&T Capital Markets, a division of Scott & Stringfellow....      25,000
J.C. Bradford & Co.  .......................................      25,000
Crowell, Weedon & Co.  .....................................      25,000
D.A. Davidson & Co.  .......................................      25,000
First Albany Corporation....................................      25,000
Gibraltar Securities Co.  ..................................      25,000

                                                               NUMBER OF
                                                               PREFERRED
UNDERWRITER                                                    SECURITIES
-----------                                                    ----------
Gruntal & Co., L.L.C. ......................................      25,000
J.J.B. Hilliard, W.L. Lyons, Inc.  .........................      25,000
Howe Barnes Investments, Inc.  .............................      25,000
Wayne Hummer Investments LLC................................      25,000
Janney Montgomery Scott Inc.  ..............................      25,000
Kirkpatrick, Pettis, Smith, Polian Inc.  ...................      25,000
McDonald Investments Inc.  .................................      25,000
Mesirow Financial, Inc.  ...................................      25,000
Morgan Keegan & Company, Inc.  .............................      25,000
David A. Noyes & Company....................................      25,000
Parker/Hunter Incorporated..................................      25,000
Stephens Inc.  .............................................      25,000
Stifel, Nicolaus & Company, Incorporated....................      25,000
Stone & Youngberg...........................................      25,000
TD Securities (USA) Inc.  ..................................      25,000
Trilon International Inc.  .................................      25,000
Utendahl Capital Partners, L.P.  ...........................      25,000
                                                               ---------
            Total...........................................   8,000,000
                                                               =========

     In the underwriting agreement the several underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the preferred securities offered hereby if any of the preferred securities are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     American General and the Trust have agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters may be required to make.

     Certain of the underwriters and their affiliates have in the past and may in the future engage in transactions with, or perform services for, American General or its subsidiaries in the ordinary course of their businesses.

     American General will pay all expenses, estimated to be approximately $500,000, associated with the offer and sale of the preferred securities.

COMMISSIONS AND DISCOUNTS

     The underwriters will offer the preferred securities directly to the public initially at $25 per preferred security. The underwriters may also offer the preferred securities to certain dealers at the above-mentioned offering price less a concession of $.50 per preferred security. The underwriters may allow, and such dealers may reallow, a discount not in excess of $.45 per preferred security to certain dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     Because the proceeds from the sale of the preferred securities and the common securities will be used to purchase the debentures, American General has agreed to pay to the underwriters an underwriting commission of $.7875 per preferred security (or a total of $6,300,000).

NEW YORK STOCK EXCHANGE LISTING

     Before this offering, there was no established public trading market for the preferred securities. We plan to list the preferred securities on the New York Stock Exchange under the symbol

"AGCPrA." Trading of the preferred securities on the New York Stock Exchange is expected to begin within 30 days of the issuance of the preferred securities. In order to meet all of the requirements for listing the preferred securities on the New York Stock Exchange, the underwriters have agreed to sell the preferred securities to a minimum of 400 beneficial holders. The representatives have advised American General that they intend to make a market in the preferred securities prior to the commencement of trading on the New York Stock Exchange. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance that a liquid trading market for the preferred securities will develop or be maintained.

NO SALES OF SIMILAR SECURITIES

     American General and the Trust have agreed that, until after the issuance of the preferred securities, they will not offer, sell, contract to sell, or otherwise dispose of any preferred securities, any other beneficial interests of the Trust, or any securities of American General, that are substantially similar to the preferred securities, including the guarantee, and including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive preferred securities or any such substantially similar securities of either the Trust or American General (except the debentures and the preferred securities offered hereby), without the prior consent of the representatives.

PRICE STABILIZATION AND SHORT POSITIONS

     In connection with the sale of the preferred securities, SEC rules permit the underwriters to engage in transactions that stabilize the price of the preferred securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the preferred securities.

     The underwriters may create a short position in the preferred securities in connection with this offering. That means they may sell a larger number of the preferred securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase preferred securities in the open market to reduce the short position.

     If the underwriters purchase the preferred securities to stabilize the price or to reduce their short position, the price of the preferred securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that the purchases may have on the price of the preferred securities.

     The underwriters may suspend any of these activities at any time.

PENALTY BIDS

     The representatives also may impose a penalty bid on certain underwriters and selling group members. This means that, if the representatives purchase preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the preferred securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those preferred securities as part of this offering.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the trust agreement and the creation of the Trust will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the debentures, the guarantee and certain matters relating thereto, will be passed upon on behalf of American General and the Trust by Vinson & Elkins L.L.P. Certain legal matters will be passed upon for the underwriters by Brown & Wood LLP, New York, New York. Vinson & Elkins L.L.P. and Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for American General by Vinson & Elkins L.L.P.

                                    EXPERTS

     The consolidated financial statements and schedules of American General at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent accountants, as set forth in their report thereon. The financial statements and schedules referred to above are incorporated herein by reference in reliance upon these reports given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

                            [AMERICAN GENERAL LOGO]

                                 $1,500,000,000
                          AMERICAN GENERAL CORPORATION
                         JUNIOR SUBORDINATED DEBENTURES

                           AMERICAN GENERAL CAPITAL I
                          AMERICAN GENERAL CAPITAL II
                          AMERICAN GENERAL CAPITAL III
                          AMERICAN GENERAL CAPITAL IV

                              PREFERRED SECURITIES
           FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN,
                                       BY

                          AMERICAN GENERAL CORPORATION
                               ------------------

    American General Corporation, a Texas corporation ("American General" or the "Company"), may from time to time offer in one or more series or issuances its junior subordinated debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth herein to Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures --Subordination") of the Company. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity Date (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Company would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Company's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."

    American General Capital I, American General Capital II, American General Capital III, and American General Capital IV, each a trust created under the laws of the State of Delaware (each, a "Trust," and collectively, the "Trusts"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing beneficial ownership interests in such Trust. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Trust. Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.

                                                        (continued on next page)
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is February 10, 1998.

(cover page continued)

     Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Trust's Preferred Securities (the "Related Preferred Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, the Company has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred Securities -- Distributions."

     Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture and the related Declaration and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee." The payment of Distributions with respect to the Preferred Securities of each Trust and payments on liquidation of such Trust or redemption of such Preferred Securities, in each case out of funds held by such Trust, are each irrevocably guaranteed by the Company to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Company under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth herein and in such Guarantee.

     The Corresponding Junior Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Trust. If so provided in an accompanying Prospectus Supplement, the Company may redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the related Trust Securities) or may dissolve a Trust and, after satisfaction of liabilities to the creditors of such Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in exchange therefor upon liquidation of their interests in such Trust. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $1,500,000,000. See "Additional Information." Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity Date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Trust, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, any terms for conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms.

                                      (ii)

(cover page continued)

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                                      (iii)

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's web site at "http://www.sec.gov". In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

     The Company and the Trusts have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     In addition to this Prospectus, the Registration Statement contains another prospectus which relates to the offer and sale from time to time of certain other securities by the Company. The $1,500,000,000 aggregate maximum initial public offering price of securities which may be sold under this Prospectus will be reduced by the amount of the aggregate initial public offering price of any securities sold under such other prospectus.

     Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any Trust have been included herein. The Company and the Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because each Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Company and issuing the Trust Securities. See "The Trusts," "Description of Preferred Securities," "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Company does not expect that any of the Trusts will file reports under the Exchange Act with the Commission.

                           INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7981), are incorporated herein by reference:

     - the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     - the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     - the Company's Current Report on Form 8-K dated February 12, 1997 with respect to the announcement of the signing of a merger agreement with USLIFE Corporation;

     - the Company's Current Report on Form 8-K dated February 21, 1997 with respect to the filing of the Company's historical Consolidated Financial Statements for the three years ended December 31, 1996 and the related Management's Discussion and Analysis;

     - the Company's Current Report on Form 8-K dated August 15, 1997 with respect to the consolidated total revenues, net income and net income per share of the Company for the one month and seven months ended July 31, 1997, which reflect the acquisition of USLIFE Corporation using the pooling of interests method of accounting;

     - the Company's Current Report on Form 8-K dated September 11, 1997 with respect to the announcement of a definitive agreement under which the Company will acquire the remaining common equivalent shares of Western National Corporation;

     - the Company's Current Report on Form 8-K dated October 10, 1997 with respect to the filing of the Company's consolidated balance sheets as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, common stock activity, and cash flows, and Management's Discussion and Analysis, for the three years ended December 31, 1996, restated to include the acquisition of USLIFE Corporation using the pooling of interests method of accounting;

     - the Company's Current Report on Form 8-K dated January 26, 1998 with respect to certain management compensation information; and

     - the Company's Current Report on Form 8-K dated January 27, 1998 with respect to the Company's earnings release for the year ended December 31, 1997.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the filing of the Registration Statement and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 2929 Allen Parkway, Houston, Texas 77019-2155, Attention: Treasury Department, telephone (713) 831-1949.

               INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS


     Certain of the statements contained in documents incorporated herein by reference may be considered forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made based upon American General's current expectations and beliefs concerning future developments and their potential effects upon American General. There can be no assurance that future developments affecting American General will be those anticipated by its management. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, interest rates, and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; competitive, regulatory, or tax changes that affect the cost of or demand for American General's products; adverse litigation results; American General's ability to render its computer systems year 2000 compliant; American General's failure to achieve anticipated levels of earnings or operational efficiencies related to recently acquired companies, as well as other cost-saving initiatives; and difficulties in combining the operations of American General with the operations of each of Western National Corporation, USLIFE Corporation and Home Beneficial Corporation.

                          AMERICAN GENERAL CORPORATION

     The Company, with assets of $80.6 billion and shareholders' equity of $7.6 billion as of December 31, 1997, is the parent company of one of the nation's largest diversified financial services organizations. The Company provides financial services to consumers, emphasizing personal service and frequent customer contact.

     Since American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of Preferred Securities or Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1996, the amount available to the Company for dividends from subsidiaries not limited by such restrictions was approximately $750 million.

     The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust executed by the Company, as Sponsor of the Trust, the Delaware Trustee and an Administrative Trustee (each as defined herein) of such Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, which represent undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds from the sale of such Trust Securities in a series of Corresponding Junior Subordinated Debentures issued by the Company, and

(iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Junior Subordinated Debentures will be the sole source of revenue for each Trust.

     All of the Common Securities of each Trust will be owned directly or indirectly by the Company. The Common Securities of a Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust, except that upon the occurrence and continuance of an event of default under a Declaration resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Trust. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire, directly or indirectly, Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total assets of each Trust.

     Each Trust will have a term that generally corresponds to the Stated Maturity of the Corresponding Junior Subordinated Debentures specified in the applicable Prospectus Supplement, but may dissolve earlier as provided in the applicable Declaration. Each Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees for each Trust will be Bankers Trust Company, as the Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). Bankers Trust Company, as Property Trustee, will act as sole trustee under each Declaration for purposes of compliance with the Trust Indenture Act. Bankers Trust Company will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of a Trust, or the holders of a majority in Liquidation Amount of the Preferred Securities if an event of default under the Declaration for such Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Declaration. The Company will pay all fees and expenses related to each Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust.

     The principal executive office of each Trust is c/o American General Corporation, 2929 Allen Parkway, Houston, Texas 77019-2155, Attention: Treasury Department, telephone (713) 831-1949.

                                USE OF PROCEEDS

     Except as may otherwise be provided in an applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of any Junior Subordinated Debentures being offered hereby (including Corresponding Junior Subordinated Debentures issued to the Trusts in connection with the investment by the Trusts of all of the proceeds from the sale of Trust Securities) will be added to American General's general corporate funds and may be used for the repayment of long- or short-term indebtedness or for other general corporate purposes.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                            NINE MONTHS
                                               ENDED
                                           SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                           --------------    ------------------------------------
                                           1997     1996     1996    1995    1994    1993    1992
                                           -----    -----    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges:
  Consolidated operations................   2.3      2.7     2.5     2.3     2.6     2.3     2.5
  Consolidated operations, corporate
     fixed charges only..................   5.6      7.2     6.4     5.3     6.3     5.3     5.5
Ratio of earnings to combined fixed
  charges and preferred stock dividends:
  Consolidated operations................   1.9      2.5     2.3     2.2     2.6     2.3     2.5
  Consolidated operations, corporate
     fixed charges and preferred stock
     dividends only......................   3.3      5.4     4.7     4.7     6.3     5.3     5.5

     For purposes of computing these ratios, earnings represent income before income tax expense, net dividends on preferred securities of subsidiaries, and the cumulative effect of accounting changes, adjusted for undistributed income of an equity investee and fixed charges (excluding capitalized interest). Fixed charges consist primarily of interest expense (including capitalized interest) on short-term and long-term borrowings. Preferred stock dividends consist of dividends on preferred securities of subsidiaries and convertible preferred stock.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, dated as of November 15, 1997, as it may be supplemented or amended from time to time (as so supplemented or amended, the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of the Company. See "--Subordination." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of Junior Subordinated Debentures and Related Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior

Subordinated Debentures. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise or afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the Junior Subordinated Debentures. See
"-- Subordination" and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity Date") or the method of determination thereof, including the right, if any, of the Company to shorten or extend the Stated Maturity Date in certain circumstances; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Company to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (7) the obligation, if any, of the Company to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
(8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Company specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior

Subordinated Debentures of such series; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depository for such Global Securities, which depository shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying, authenticating or conversion agent or agents; (17) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) whether such Junior Subordinated Debentures shall be convertible or exchangeable for other securities or property and, if so, the terms of any such conversion or exchange and the terms of such other securities; (19) the form of Declaration and Guarantee Agreement, if applicable; (20) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; (21) the right, if any, of the Company to defease any obligations under the Indenture, and the terms, conditions and provisions relating thereto; and (22) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Company with respect to any series of Junior Subordinated Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole among the Depository, one or more successor Depositories or their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, the Depository for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters or agents with respect to such Junior Subordinated Debentures or by the Company if such Junior Subordinated Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depository for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated

Debentures. None of the Company, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depository for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or there shall have occurred and be continuing an Event of Default with respect to such Global Security, the Company will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Company so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Company, the Debenture Trustee and the Depository for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     Any Global Junior Subordinated Debenture that is exchangeable pursuant to the preceding paragraph shall be exchangeable for certificated Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Junior Subordinated Debenture. The Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement or otherwise, except that at the option of the Company payment of any interest may be made (i) except in the case of
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

Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each Place of Payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Company will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity Date of such series of Junior Subordinated Debentures. During an Extension Period, the Company will be restricted from making certain payments described below under "-- Restrictions on Certain Payments." Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     To the extent set forth in the applicable Prospectus Supplement, the Company may, or may be required to, redeem the Junior Subordinated Debentures of any series at prices and on terms set forth in such Prospectus Supplement. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or event or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or event or describe such conditions.

     If set forth in the applicable Prospectus Supplement, a series of Junior Subordinated Debentures may be redeemable in the event of certain changes in tax law affecting the ability of the Company to deduct, for federal income tax purposes, the interest payable on such Junior Subordinated Debentures. The applicable Prospectus Supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     For so long as an applicable Trust is the holder of Corresponding Junior Subordinated Debentures, the proceeds of any redemption of such Corresponding Junior Subordinated Debentures will be used by the Trust to redeem the related Trust Securities in accordance with their terms.

     Except as set forth in the applicable Prospectus Supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     Except as otherwise specified in an applicable Prospectus Supplement, the Company will covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the series of Related Preferred Securities, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of its obligations under any benefit plan for its directors, officers or employees), if at such time (i) there shall have occurred and be continuing any event of which the Company has actual knowledge (a) that is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by a Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Related Preferred Securities or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or to make any other provision with respect to matters or questions arising under the Indenture (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or the holders of any Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in any manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture or (iii) effect certain other changes specified in the Indenture. Notwithstanding the foregoing, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Related Preferred Securities in any material respect without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Related Preferred Securities and no amendment may be made that would impair the right of the holders of such Related Preferred Securities to institute a Direct Action as discussed under "-- Enforcement of Certain Rights by Holders of Related Preferred Securities" without the consent of each holder thereof.

     In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period);

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption, by acceleration of maturity or otherwise; provided that a valid exchange upon its maturity of a Junior Subordinated Debenture in accordance with its terms for another security shall not constitute such a default;

          (iii) if applicable to such series of Junior Subordinated Debentures, failure by the Company to issue any property or other securities into which or for which the Junior Subordinated Debentures are convertible or exchangeable upon an election by the holder or holders of such Junior Subordinated Debentures to convert or exchange such Junior Subordinated Debentures, as the case may be;

          (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or to the Company and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default (other than a Debenture Event of Default described in clause (v) above, which shall result in the immediate acceleration of the maturity of all such Junior Subordinated Debentures). The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration and waive the default if the default (other than the nonpayment of the principal of such Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing with respect to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable thereon or with respect thereto under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures. See "Description of Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities" and "-- Voting Rights; Amendment of Each Declaration."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF RELATED PREFERRED SECURITIES

     If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, or premium, if any, on or principal of such Corresponding Junior Subordinated Debentures on the due date, a holder of Related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of, or premium, if any, or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Related Preferred Securities outstanding. Notwithstanding any payments made to a holder of Related Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Corresponding Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Related Preferred Securities with respect to payments on the Related Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Related Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debentures. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures of a particular series not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity Date within one year of the date of deposit or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company, and the Company deposits or causes to be deposited irrevocably with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which such Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on such Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date or redemption date, as the case may be, then the Indenture will cease to be of further effect with respect to such series of Junior Subordinated Debentures (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein and obligations with respect to transfer, exchange, conversion and certain other matters), and the Company will be deemed to have satisfied and discharged the Indenture with respect to such series of Junior Subordinated Debentures.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series, Preferred Securities or other debt or equity securities or property. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture.

     Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due on or to become due on or in respect of all Senior Indebtedness (including any interest accruing thereon after commencement of such proceedings), before the holders of Junior Subordinated Debentures will be entitled to receive any payment (other than payment in shares of stock or other subordinated securities issued in a reorganization proceeding or payments from funds previously deposited in trust to defease the Junior Subordinated Debentures under the Indenture) on account of the principal of, premium, if any, or interest on the Junior Subordinated Debentures or on account of any purchase, redemption or other acquisition of the Junior Subordinated Debentures by the Company.

     The holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of Senior Indebtedness out of the distributive share of the Junior Subordinated Debentures.

     The Company may not make any payments in respect of the Junior Subordinated Debentures or on account of the purchase, redemption or other acquisition of the Junior Subordinated Debentures (other than payment in shares of stock or other subordinated securities issued in a reorganization proceeding or payments from funds previously deposited in trust to defease the Junior Subordinated Debentures under the Indenture) if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness (a "Senior Payment Default"). In addition, if any event of default (other than a Senior Payment Default), or any event which after notice or lapse of time (or both) would become an event of default, with respect to Senior Indebtedness, permitting the holders thereof (or a trustee or agent on behalf of the holders thereof) to accelerate the maturity thereof has occurred and is continuing (a "Senior Nonmonetary Default"), and the Company or the Debenture Trustee has received written notice thereof from a holder of such Senior Indebtedness or a trustee on behalf of a holder of such Senior Indebtedness, then the Company may not make any payments in respect of the Junior Subordinated Debentures or on account of the purchase, redemption or other acquisition of the Junior Subordinated Debentures (other than payment in shares of stock or other subordinated securities issued in a reorganization proceeding or payments from funds previously deposited in trust to defease the Junior Subordinated Debentures under the Junior Subordinated Indenture), for a period (a "blockage period") commencing on the date the Company or the Debenture Trustee receive such written notice and ending on the earlier of (i) 179 days after such date and (ii) the date, if any, on which the Senior Indebtedness to which such default relates is discharged or such default is waived in writing or otherwise cured or ceases to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates is rescinded or annulled.

     In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. Following the commencement of a blockage period, the holders of Senior Indebtedness will be precluded from commencing a subsequent blockage period until the conditions set forth in the preceding sentence are satisfied. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days.

     The term "Senior Indebtedness" shall mean the principal of, and any premium and interest on, and any other payment due pursuant to, any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

          (a) all obligations of the Company for money borrowed;

          (b) all obligations of the Company evidenced by notes, debentures, bonds or other securities, including, without limitation, the Company's 13 1/2% Restricted Subordinated Notes Due 2002 and obligations incurred, created or assumed in connection with the acquisition of property, assets or businesses;

          (c) all Capitalized Lease Obligations of the Company (as defined in the Indenture);

          (d) all reimbursement obligations of the Company with respect to letters of credit, bankers acceptances or similar facilities issued for the account of the Company;

          (e) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (f) all payment obligations of the Company under any interest rate, currency or commodity swap agreement, option agreement, hedge agreement, forward contract, or similar agreement designed to protect the Company or another person against fluctuations in interest rates, exchange rates or commodity prices;

          (g) all obligations of the type referred to in clauses (a) through (f) above of another person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

          (h) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such indebtedness referred to in clauses (a) through (g) above (and of any such amended, modified, renewed, extended, refinanced, replaced or refunded indebtedness or obligations);

other than (i) the Junior Subordinated Debentures and the 8.45% Series A Junior Subordinated Debentures of the Company; the 6% Series A Convertible Junior Subordinated Debentures due 2025 of the Company; the 8 1/8% Series B Junior Subordinated Debentures of the Company; the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A of the Company; and the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B of the Company, each of which shall rank pari passu with the Junior Subordinated Debentures; (ii) any Guarantee executed with respect to a Trust; the Guarantee Agreement of the Company dated as of May 24, 1995 in respect of certain securities issued by American General Capital, L.L.C., a Delaware limited liability company; the Guarantee Agreement of the Company dated as of May 24, 1995 in respect of certain securities issued by American General Delaware, L.L.C., a Delaware limited liability company; the Guarantee Agreement dated as of December 4, 1996 with respect to certain securities issued by American General Institutional Capital A, a Delaware business trust, and the Guarantee Agreement dated as of March 14, 1997 with respect to certain securities issued by American General Institutional Capital B, a Delaware business trust, and (iii) any indebtedness, renewal, extension, refinancing, replacement, refunding, assumption, guarantee or other obligation which expressly provides, or in the instrument creating or evidencing the same or the assumption or guarantee of the same it is expressly provided, that such indebtedness, renewal, extension, refinancing, replacement, refunding, assumption, guarantee or other obligation is junior in right of payment to or is pari passu with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     By reason of such subordination, in the event of an insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the Company currently conducts substantially all of its operations through subsidiaries, and the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of the Company's subsidiaries.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of December 31, 1997, Senior Indebtedness of the Company aggregated approximately $2.1 billion.

TRUST EXPENSES

     Pursuant to the Indenture, the Company will irrevocably and unconditionally agree with each Trust that holds Junior Subordinated Debentures that the Company will pay the full amount of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a dissolution of such Trust.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company and certain of its affiliates maintain banking, borrowing and other relations with Bankers Trust Company and certain of its affiliates. Bankers Trust Company serves as trustee under other indentures maintained by the Company and it may own Junior Subordinated Debentures. The Debenture Trustee also serves as Property Trustee under each Declaration and as Guarantee Trustee under each Guarantee.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities of such Trust in such series of Corresponding Junior Subordinated Debentures issued by the Company to such Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Trust and will rank pari passu with all other series of Junior Subordinated Debentures.

     The Company will covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of the related Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the relevant Trust (a) to remain a business trust, except as permitted by the Declaration of such Trust, and (b) to continue to be classified as a grantor trust and not as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of related Trust Securities to be treated as owning an undivided beneficial interest in the Corresponding Junior Subordinated Debentures.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Declaration for each Trust, the Issuer Trustees on behalf of such Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the applicable Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Trust, as well as other benefits as described in the corresponding Declaration. This summary of certain provisions of the Preferred Securities and each Declaration, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each

Declaration, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Declaration (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The Preferred Securities of a Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Trust except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of a Trust's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     Unless otherwise specified in an applicable Prospectus Supplement, Distributions on each series of Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Except as set forth in the applicable Prospectus Supplement, in the event that any date on which Distributions are payable on a series of Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

     Each Trust's Preferred Securities will represent beneficial ownership interests in the applicable Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month, unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Company may have the right under the Indenture pursuant to which it will issue the Corresponding Junior Subordinated Debentures to elect to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the applicable Trust during any such Extension Period.
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

     Unless otherwise specified in an applicable Prospectus Supplement, during any such Extension Period, the Company will not, and will not permit any subsidiary to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the series of Related Preferred Securities, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of its obligations under any benefit plan for its directors, officers or employees). See "Description of Junior Subordinated Debentures -- Restrictions on Certain Payments."

     The revenue of each Trust available for distribution to holders of its Preferred Securities will be limited to payments made on the Corresponding Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Company does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and only to the extent the Trust has funds sufficient and legally available for the payment of such Distributions) will be guaranteed by the Company on the basis set forth herein under "Description of Guarantees."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Trust on the relevant record dates as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the terms of such Corresponding Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related Trust Securities, upon not less than 30 nor more than 60 days notice (unless otherwise specified in the applicable Prospectus Supplement), at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount (as specified in the applicable Prospectus Supplement) of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities of the applicable Trust. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities of the applicable Trust.

     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debentures on or after such dates or upon the occurrence of such events as may be specified in the applicable Prospectus Supplement. If set forth in the applicable Prospectus Supplement, a series of Corresponding Junior Subordinated Debentures may be redeemable in the event of certain changes in tax law affecting the ability of the Company to deduct, for federal income tax purposes, the interest payable on such Junior Subordinated Debentures. The applicable Prospectus Supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     Distribution of Corresponding Junior Subordinated Debentures. Unless otherwise specified in the applicable Prospectus Supplement and upon satisfaction of any conditions set forth in such Prospectus Supplement, the Company will have the right at any time to dissolve any Trust and, after satisfaction of the liabilities of creditors of such Trust as provided by applicable law, cause a Like Amount of Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Trust to be distributed to the holders of such Related Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust.

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Corresponding Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures upon the liquidation of the related Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

     After the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debentures to holders of the related Trust Securities, (i) the related Trust Securities will no longer be deemed to be outstanding, (ii) each holder of such Trust Securities will receive a registered certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) such Trust Securities will be deemed to represent Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities, until such Trust Securities are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Corresponding Junior Subordinated Debentures.

     There can be no assurance as to the market price for the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Corresponding Junior Subordinated Debentures that the investor may subsequently receive on dissolution and liquidation of a Trust may trade at a discount to the price of the Related Preferred Securities exchanged.

     Conversion or Exchange. If and to the extent set forth in the applicable Prospectus Supplement, the Trust Securities issued by a Trust may be convertible or exchangeable for other debt or equity securities as described in such Prospectus Supplement. The terms of any such conversion or exchange will be set forth in the applicable Prospectus Supplement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if an Event of Default under the Declaration of Trust occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities of such Trust shall be made until the holders of the Preferred Securities of such Trust shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

     In the case of any Event of Default under the applicable Declaration, the Company as holder of such Trust's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Declaration until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable Declaration with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to each Declaration, unless otherwise specified in the applicable Prospectus Supplement, each Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities if and as provided in the applicable Prospectus Supplement; (iii) redemption of all of its Trust Securities if and as provided in the applicable Prospectus Supplement; (iv) conversion or exchange of all of its Trust Securities into other securities if and as provided in the applicable Prospectus Supplement; and (v) upon the dissolution of such Trust after obtaining the consent of a majority in Liquidation Amount of its Trust Securities; and (vi) the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii), (v) or
(vi) above, such Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Trust on its Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities of such Trust shall have a priority over the Common Securities of such Trust.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures (see "Description of Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration pursuant to which the Related Preferred Securities are issued.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Trust's Preferred Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees of each Trust are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Declaration.

     If an Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See " -- Subordination of Common Securities" and " -- Liquidation Distribution Upon Termination." A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Event of Default. The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Debenture Event of Default occurs and is continuing, then the holders of the Preferred Securities of the applicable Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Corresponding Junior Subordinated Debentures against the Company. Notwithstanding the foregoing, if an Event of Default under a Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay the principal of or premium, if any, or interest on such Corresponding Junior Subordinated Debentures on the date such principal, premium or interest, as the case may be, is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Related Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal, premium or interest, as the case may be, on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Corresponding Junior Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Related Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

REMOVAL OF ISSUER TRUSTEES

     Unless an Event of Default shall have occurred and be continuing with respect to a Trust, any Issuer Trustee of such Trust may be removed at any time by the holder of the Common Securities of such Trust. If an Event of Default with respect to a Trust has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities of such Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees of any Trust, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property of a Trust may at the time be located, the Company, as the holder of the Common Securities of such Trust, shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under each Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other Person, except as described below or under "-- Liquidation Distribution upon Dissolution" or as otherwise provided in an applicable Prospectus Supplement. A Trust may, at the request of the Company, with the consent of the Administrative Trustees but without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed or quoted, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity),
(b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"),and (c) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or successor entity) will continue to be classified as a grantor trust for United States federal income taxes, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, a Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH DECLARATION

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Declaration, the holders of the Preferred Securities will have no voting rights.

     Except as set forth in an applicable Prospectus Supplement, each Declaration may be amended from time to time by the Administrative Trustees (and in certain circumstances, the Company, the Delaware Trustee or the Property Trustee), without the consent of the holders of the relevant Trust Securities
(i) to cure any ambiguity, correct or supplement any provisions in such Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration, which shall not be inconsistent with the other provisions of such Declaration, (ii) add to the covenants, restrictions, or obligations of the Company as Sponsor, or (iii) to modify, eliminate or add to any provisions of such Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act. Each Declaration may be amended by its Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amounts) of the outstanding Trust Securities of the relevant Trust, and (ii) upon receipt by the Issuer Trustees of such Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such Issuer Trustees in accordance with such amendment will not affect such Trust's status as a grantor trust for United States federal income tax purposes or such Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities of such Trust, such Declaration may not be amended to
(i) change the amount or timing of any Distribution or other payment on the Trust Securities of such Trust or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities of such Trust as of a specified date or (ii) restrict the right of a holder of such Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     Except as set forth in an applicable Prospectus Supplement, so long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee of a Trust, the Issuer Trustees of such Trust shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under certain provisions of the Indenture,
(iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of principal of such Corresponding Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Related Preferred Securities; provided, however, that where a consent or other action under the Indenture with respect to the Corresponding Junior Subordinated Debentures would require the consent or act of holders of Corresponding Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the outstanding Corresponding Junior Subordinated Debentures, no consent or act shall be given or taken without the prior approval of the Holders of outstanding Related Preferred Securities representing at least such specified percentage of the aggregate Liquidation Amount of the Related Preferred Securities then outstanding. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Related Preferred Securities except by subsequent vote of the holders of such Preferred Securities. The Property Trustee shall notify each holder of Related Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Related Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees of such Trust shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities of a Trust may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee of such Trust will cause a notice of any meeting at which holders of Preferred Securities of such Trust are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in each Declaration.

     No vote or consent of the holders of Preferred Securities of a Trust will be required for a Trust to redeem and cancel its Preferred Securities in accordance with the applicable Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depository will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole among the Depository, one or more successor depositories or their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise specified in the applicable Prospectus Supplement, the Company anticipates that the following provisions will generally apply to depository arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depository, the Depository for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depository for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Declaration governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities

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

of such series in definitive form and will not be considered the owners or holders thereof under the applicable Declaration.

     Payments of the Liquidation Amount, Redemption Price and Distributions or other payments on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depository for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Trust within 90 days, the Trust will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Trust so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Trust, the Property Trustee and the Depository for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Unless otherwise specified in the applicable Prospectus Supplement, payments in respect of the Preferred Securities of each Trust shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or, if any Trust's Preferred Securities are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee of each Trust and any co-paying agent chosen by such Trust. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the

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

Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees of such Trust shall appoint a successor to act as Paying Agent for such Trust.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee of each Trust will act as registrar and transfer agent for the Preferred Securities of such Trust.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. No Trust will be required to register or cause to be registered the transfer of its Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee of each Trust, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Declaration and, after any such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee of each Trust is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of the Trust's Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

MISCELLANEOUS

     The Administrative Trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trusts in such a way that no Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depository for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise set forth in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The following discussion assumes that DTC will so act. The Preferred Securities or the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Trust or for the Junior Subordinated Debentures, representing in the aggregate the total number of such Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC or its agent.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks,

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

trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for a series of Preferred Securities or Junior Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of a Trust's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, or Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such
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

payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to any of the Preferred Securities or Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depository is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trusts and the Company believe to be accurate, but the Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Bankers Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means the Preferred Securities of a Trust to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Trust's Preferred Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Trust has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution and liquidation of such Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust's obligations under its Preferred Securities, but will apply only to the extent that such Trust has funds sufficient to make such payments, and is not a guarantee of collection.

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

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debentures held by a Trust, the Trust will not be able to pay Distributions on its Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Guarantee. See "-- Status of the Guarantees." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "American General Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

     The Company will, through the applicable Guarantee, the applicable Declaration, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust's obligations under its Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Subordination."

     Each Guarantee will rank pari passu with each other Guarantee, with certain guarantees previously issued by the Company with respect to certain preferred securities and with all other guarantees (if any) to be issued by other issuers to be established by the Company similar to the Trusts. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee of the relevant Trust for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the relevant Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder or, if applicable, the failure of the Company to deliver other securities in exchange for the Preferred Securities upon the conversion or exchange of such Preferred Securities into such other securities in accordance with their terms. The holders of a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in

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

respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CERTAIN COVENANTS OF THE COMPANY

     Unless otherwise specified in an applicable Prospectus Supplement, in each Guarantee, the Company will covenant, as long as any related Preferred Securities are outstanding, that it will not, and will not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under such Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of its obligations under any benefit plan for its directors, officers or employees), if at such time (i) there shall have occurred and be continuing any event of which the Company has actual knowledge (a) that is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture with respect to the Corresponding Junior Subordinated Debentures with respect to such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under such Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Corresponding Junior Subordinated Debentures and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in the performance of each Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Declaration." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the related Trust, upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in accordance with their terms or, if applicable, upon the conversion or exchange of the related Preferred Securities into other securities in accordance with their terms. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on any Preferred Securities (to the extent the issuing Trust has funds available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Declaration and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust's obligations under its Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on such Preferred Securities. The Guarantees do not cover payment of Distributions when the related Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for the enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the issuing Trust except such Trust's obligations to holders of its Trust Securities under such Trust Securities; and (iv) each Declaration further provides that the applicable Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Such subordination provisions also provide that payments on the Corresponding Junior Subordinated Debentures may be blocked for up to 180 days in the event of a Senior Nonmonetary Default with respect to any Senior Indebtedness. See "Description of Junior Subordinated Debentures -- Subordination." Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF TRUSTS

     Each Trust's Preferred Securities evidence a preferred beneficial interest in such Trust, and each Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of and premium, if any, and interest on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities will be entitled to receive Distributions from such Trust (or, in certain circumstances, from the Company under the applicable Guarantee) if and to the extent such Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Unless the Corresponding Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of any Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law, the holders of the related Trust Securities will be entitled to receive, out of the assets held by such Trust, the Liquidation Distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as and in the manner set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under each Guarantee and will agree to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                          DESCRIPTION OF COMMON STOCK

     If specified in the applicable Prospectus Supplement, any series of Junior Subordinated Debentures or the Preferred Securities of any Trust may be convertible into or exchangeable for Common Stock, par value $.50 per share, of the Company ("Common Stock"). The following summary does not purport to be complete and is qualified in its entirety by reference to the Company's Restated Articles of Incorporation, as amended (the "Articles"), and the Bylaws of the Company, which are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company is authorized to issue 300,000,000 shares of Common Stock. As of December 31, 1997, there were outstanding 243,206,215 shares of the Company's Common Stock.

     Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of the Company's Preferred Stock, to receive pro rata the net assets of the Company. See "Description of Preferred Stock."

     The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power, except as the Board of Directors of the Company or an authorized committee thereof may provide with respect to any series of Preferred Stock. Directors of the Company are elected for a one-year term expiring upon the annual meeting of stockholders of the Company. The holders of the Common Stock do not have cumulative voting rights.

     The holders of Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by the Company. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either the Company or a stockholder.

     The rights of holders of Common Stock are subject to the preferential rights of the holders of outstanding shares of the Company's 7% Convertible Preferred Stock and the preferential rights of any Preferred Stock that may be issued in the future.

     The Company's Common Stock is listed on the New York, Pacific, London and Swiss Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

PREFERRED SHARE PURCHASE RIGHTS

     On July 27, 1989, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") for each share of Common Stock outstanding on August 7, 1989 and for each share of Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination Date (as each such term is defined below). A Right is attached to each share of Common Stock and entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of the Company (the "Junior Preferred Shares"), at a price of $120 per one one-hundredth of a Junior Preferred Share, subject to certain adjustments.

     The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock and any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up of the Company (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

     In the event the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the Right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock (or under certain circumstances, Common Stock-equivalent Junior Preferred Shares) having a market value of two times the exercise price of the Rights.

     At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the Board of Directors of the Company may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

     At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the "Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

     The purchase price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares.

     The number of outstanding Rights and the number of one one-hundredths of a Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of the Company or other transaction involving the Company which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by the Company as described above.

     The terms of the Rights may be amended, including extending the expiration date, by the Board of Directors of the Company without the consent of the holders of the Rights, except in certain circumstances.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Rights may be redeemed by the Company at the

Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock.

     The Junior Preferred Shares will be non-redeemable and rank junior to all other series of the Company's Preferred Stock. Each whole Junior Preferred Share will be entitled to receive a quarterly preferential dividend in an amount equal to the greater of (i) $0.25 or (ii) subject to certain adjustments, 100 times the dividend declared on each share of Common Stock. In the event of the liquidation, dissolution or winding up of the Company, each whole Junior Preferred Share will be entitled to receive a preferential liquidation payment in an amount equal to the greater of (i) $1.50, or (ii) 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to all accrued and unpaid dividends thereon. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole Junior Preferred Share will be entitled to receive 100 times the amount received per each share of Common Stock. Each whole Junior Preferred Share will be entitled to 100 votes on all matters submitted to a vote of the shareholders of the Company, and Junior Preferred Shares will generally vote together as one class with the Common Stock and any other voting capital stock of the Company on all matters submitted to a vote of shareholders of the Company.

     If such registration is then required by applicable law, the Company will use its best efforts to cause the offer and sale of Junior Preferred Shares issuable upon exercise of the Rights to be registered pursuant to the Securities Act at any such time as the Rights become exercisable.

     The foregoing description of the Rights and the Junior Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is an exhibit to the Registration Statement of which this Prospectus forms a part, and the Statement of Resolution Establishing Series of Shares of the Junior Preferred Shares.

BUSINESS COMBINATION LAW

     The Company is subject to Part Thirteen of the Texas Business Corporation Act, known as the "Business Combination Law," which became effective September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (or its affiliates or associates) from entering into or engaging in a "business combination" with an "issuing public corporation" during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless (a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder, or (b) not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. For the purposes of the foregoing, "affiliated shareholder" is defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares; "business combination" is defined generally to include (i) mergers, share exchanges or conversions involving the affiliated shareholder, (ii) dispositions of assets involving the affiliated shareholder having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transfers of securities by the corporation to the affiliated shareholder other than on a pro rata basis, (iv) certain plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder, (v) certain reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing the affiliated shareholder's percentage ownership of the corporation and (vi) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation; and "issuing public corporation" is generally defined to include most publicly held Texas corporations, including the Company.

ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND PROPOSALS

     The Company's Bylaws provide that, subject to the rights of any class or series of Preferred Stock to nominate and elect a specified number of directors in certain circumstances, nominations of persons for election as directors of the Company may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice of such shareholder's intent to make such nomination or nominations to the Secretary of the Company in accordance with the Company's Bylaws. To be timely, the notice must be given (a) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs, and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of such special meeting is mailed or public disclosure of the date of such special meeting is made, whichever first occurs. Each such notice must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees.

     The Company's Bylaws also provide that no business may be brought before an annual meeting of shareholders by a shareholder unless such shareholder is a shareholder of record and such shareholder gives notice of such business to the Secretary of the Company, in accordance with the Company's Bylaws, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs. Each such notice must set forth certain specified information and representations concerning the proposal and the shareholder making the proposal.

                         DESCRIPTION OF PREFERRED STOCK

     If specified in the applicable Prospectus Supplement, any series of Junior Subordinated Debentures or the Preferred Securities of any Trust may be convertible into or exchangeable for shares of the Company's Preferred Stock, par value $1.50 per share. The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock. Certain other terms of any series of Preferred Stock into or for which any Junior Subordinated Debentures or Preferred Securities may be convertible or exchangeable will be specified in the Prospectus Supplement relating to such Junior Subordinated Debentures or Preferred Securities. If so specified in any such Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in an applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Statement of Resolutions relating to the applicable series of Preferred Stock, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Articles and Bylaws of the Company, and applicable Texas law, the Board of Directors of the Company, or an authorized committee thereof, has the authority, without further shareholder action, to issue up to 60,000,000 shares of Preferred Stock, $1.50 par value, in one or more series and in such amounts and for such consideration, as may be determined from time to time by resolution of the Board of Directors of the Company, or an authorized committee thereof, and to fix before the issuance of any shares of Preferred Stock of a particular series, the number of shares constituting that series and the distinctive designation of that series; the dividend rate (or method of determining the same); the voting rights; conversion privileges; redemption rights; repurchase obligations; sinking fund availability; rights upon liquidation, dissolution or winding up and the priority thereof; restrictions upon the Company with respect to the creation of debt or the issuance of additional Preferred Stock or other stock ranking prior to or on a parity therewith with respect to dividends or upon liquidation; restrictions on the Company with respect to the issuance of, payment of dividends upon, or the making of other distributions with respect to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock; the priority of each series of Preferred Stock in relation to other series of Preferred Stock; and any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof. The holders of any series of Preferred Stock shall not have any preemptive rights to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by the Company.

     As of the date of this Prospectus, the Company had no Preferred Stock outstanding other than the 7% Convertible Preferred Stock described below under "-- 7% Convertible Preferred Stock." As of such date, the Company had Preferred Share Purchase Rights outstanding. A description of these rights is provided under "Description of Common Stock -- Preferred Share Purchase Rights."

DIVIDENDS

     The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company.

     Unless otherwise indicated in an applicable Prospectus Supplement, all series of Preferred Stock will be senior in right as to dividends and in liquidation to the Common Stock and any other class of stock of the Company ranking junior to the Preferred Stock.

VOTING RIGHTS

     Except as indicated in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues a series of Preferred Stock with voting rights, unless otherwise specified in the Prospectus Supplement relating to such series, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

CONVERSION AND EXCHANGE

     The Prospectus Supplement relating to a series of the Preferred Stock will set forth the conditions or terms, if any, upon which any such series will be convertible or exchangeable, and the terms of the securities into which such series will be convertible or exchangeable.

REDEMPTION RIGHTS

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company or any holder thereof, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

REPURCHASE OBLIGATION

     The Prospectus Supplement relating to a series of the Preferred Stock will state the conditions and terms, if any, upon which such series shall be subject to repurchase by the Company.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, a liquidating distribution in the amount per share as set forth in the Prospectus Supplement relating to such series of Preferred Stock plus accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock of such series are not paid in full, the holders of such Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. Neither the sale of all or substantially all of the property or business of the Company nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company. Except as indicated in the applicable Prospectus Supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

CONDITIONS AND RESTRICTIONS UPON THE COMPANY

     The Prospectus Supplement relating to a series of the Preferred Stock will describe any conditions or restrictions upon the Company which are for the benefit of such series, including restrictions upon the creation of debt or other series of Preferred Stock; payment of dividends; or distributions, acquisitions or redemptions of shares ranking junior to such series.

7% CONVERTIBLE PREFERRED STOCK

     As of December 31, 1997, there were issued and outstanding 2,317,701 shares of the Company's 7% Convertible Preferred Stock. The 7% Convertible Preferred Stock is entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference of $36.7625. On March 1, 2001 (the "Mandatory Conversion Date"), unless previously redeemed or converted, each share of 7% Convertible Preferred Stock will mandatorily convert into (i) one share of the Company's Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon. Shares of 7% Convertible Preferred Stock are not redeemable prior to March 1, 2000 (the "Initial Redemption Date"). At any time and from time to time on and after the Initial Redemption Date, the Company may redeem any or all of the outstanding shares of 7% Convertible Preferred Stock in exchange for a number of shares of Common Stock equal to the quotient obtained by dividing (i) 101.75% of the stated liquidation preference, declining quarterly to 100% of the stated liquidation preference on the Mandatory Conversion Date, plus all accrued and unpaid dividends thereon by (ii) the Current Market Price (as defined) of the Common Stock on the applicable date of determination, but in no event less than .8264 of a share of Common Stock. At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of 7% Convertible Preferred Stock is convertible at the option of the holder into .8264 of a share of Common Stock subject to certain adjustments.

     The holders of shares of 7% Convertible Preferred Stock have the right to vote in the election of Directors of the Company and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of one vote for each share of 7% Convertible Preferred Stock. On such matters, the holders of shares of 7% Convertible Preferred Stock and the holders of Common Stock will vote together as one class except as otherwise provided by law or the Articles. In addition, holders of shares of 7% Convertible Preferred Stock have additional voting rights with respect to certain other matters, including certain rights to elect two directors in the event of specified dividend arrearages. The shares of 7% Convertible Preferred Stock rank prior to the Common Stock as to the payment of dividends and distribution of assets upon liquidation.

6% CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES AND SERIES A PREFERRED STOCK

     The Company has established a series of Preferred Stock designated as the Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), no shares of which have been issued. The Series A Preferred Stock has been established in connection with the issuance by American General Delaware, L.L.C. ("American General Delaware"), a Delaware limited liability company and an affiliate of the Company, of 5,000,000 of its 6% Convertible Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing preferred limited liability company interests in American General Delaware. The Series A Preferred Securities are subject to exchange, in whole but not in part, for shares of Series A Preferred Stock, at the rate of one share of Series A Preferred Stock for each Series A Preferred Security, upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding Series A Preferred Securities following the failure of holders of Series A Preferred Securities to receive dividends in full (including arrearages) for 15 consecutive months.

     Holders of the Series A Preferred Securities are entitled to receive cumulative cash distributions from American General Delaware at the annual rate of 6% of the liquidation preference of $50 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year. In the event of the liquidation, dissolution or winding-up of American General Delaware, holders of Series A Preferred Securities are entitled to receive for each Series A Preferred Security a liquidation preference of $50 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared), to the date of payment, subject to certain limitations. Each Series A Preferred Security is convertible at the option of the holder, at any time prior to the expiration of such conversion rights as discussed below, into shares of Common Stock, at the rate of 1.2288 shares of Common Stock for each Series A Preferred Security (equivalent to a conversion price of $40.69 per share of Common Stock), subject to adjustment in certain circumstances. On any date on or after May 31, 2000, American General Delaware may, at its option, cause the conversion rights of holders of the Series A Preferred Securities to expire if certain conditions are then satisfied (the "Conversion Expiration Date"). The Series A Preferred Securities are redeemable at the option of American General Delaware, in whole or in part, from time to time, on or after May 31, 2003, at a cash redemption price equal to the liquidation preference for such Series A Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for redemption (the "Redemption Price"). The Series A Preferred Securities are also redeemable at the option of American General Delaware, in whole but not in part, at the Redemption Price if, at any time after the Conversion Expiration Date, less than 10% of the Series A Preferred Securities that were originally issued remains outstanding. The Series A Preferred Securities will be subject to mandatory redemption on May 31, 2025, or earlier in certain circumstances.

     The Series A Preferred Stock will have dividend, liquidation, optional redemption and conversion provisions and certain other terms substantially similar to those of the Series A Preferred Securities, except that, among other things, the holders of Series A Preferred Stock will have the right (voting together with holders of certain other series of capital stock of the Company including, under certain circumstances, the holders of 7% Convertible Preferred Stock) to elect two additional directors of the Company whenever dividends on the Series A Preferred Stock are in arrears for 18 or more consecutive months, no interest will accumulate or be payable on any dividend arrearages on the Series A Preferred

Stock and the Series A Preferred Stock will not be subject to mandatory redemption. The Series A Preferred Stock, if issued, would be pari passu with the 7% Convertible Preferred Stock as to the payment of dividends and distributions of assets upon liquidation of the Company.

                              PLAN OF DISTRIBUTION

     The Company may sell the Junior Subordinated Debentures and any Trust may sell Preferred Securities (such Junior Subordinated Debentures and Preferred Securities, the "Offered Securities") in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public.

     Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all such Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or any Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Company and/or any Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

     In connection with the offering of the Preferred Securities of any Trust, such Trust may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters, agents and dealers may engage in transactions with, or perform services for, the Company and/or the applicable Trust and/or any of their affiliates in the ordinary course of business.

     The Offered Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Offered Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Offered Securities.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company by Vinson & Elkins L.L.P., and for the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts and the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Brown & Wood LLP. Vinson & Elkins L.L.P. and Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries appearing in the Company's Current Report on Form 8-K dated October 10, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See "Incorporation by Reference." Such consolidated financial statements and schedules are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

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                         8,000,000 PREFERRED SECURITIES

                           AMERICAN GENERAL CAPITAL I

           7 7/8% TRUST ORIGINATED PREFERRED SECURITIES ("TOPrS(SM)")
                           FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                          AMERICAN GENERAL CORPORATION

                  --------------------------------------------
                             PROSPECTUS SUPPLEMENT
                  --------------------------------------------

                              MERRILL LYNCH & CO.

                           MORGAN STANLEY DEAN WITTER
                            PAINEWEBBER INCORPORATED
                              SALOMON SMITH BARNEY
                         THE ROBINSON-HUMPHREY COMPANY

                               SEPTEMBER 2, 1999

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